F&G Investor Day October 3, 2023

Disclaimer & Forward-Looking Statements This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance; natural disasters, public health crises, international tensions and conflicts, geopolitical events, terrorist acts, labor strikes, political crisis, accidents and other events; concentration in certain states for distribution of our products; the impact of interest rate fluctuations; equity market volatility or disruption; the impact of credit risk of our counterparties; changes in our assumptions and estimates regarding amortization of our deferred acquisition costs, deferred sales inducements and value of business acquired balances; regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of our insurance subsidiaries to make cash distributions to us; and other factors discussed in “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission. F&G 2023 Investor Day 2

Non-GAAP Financial Measures Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this presentation includes non- GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within. The summary historical consolidated financial data as it relates to the periods subsequent to June 1, 2020 (following the FNF acquisition), and the predecessor results for the period from January 1, 2020 to May 31, 2020 and for the years ended December 31, 2019 (as restated) and December 31, 2018, have been derived from our audited historical Consolidated Financial Statements. The comparability of certain results prior to the FNF acquisition and following the FNF acquisition were influenced by purchase accounting adjustments. Additionally, our historical results are not necessarily indicative of future operating results. As of January 1, 2023, F&G has adopted Accounting Standard Update 2018-12, “Targeted Improvements to the Accounting for Long- Duration Contracts” (LDTI), as issued by the Financial Accounting Standards Board. This update significantly amends the accounting and disclosure requirements for long-duration insurance contracts. Adoption of this guidance is reflected in F&G’s consolidated financial statements using the full retrospective transition method effective January 1, 2023 with changes applied as of January 1, 2021, also referred to as the transition date. F&G 2023 Investor Day 3

SECTION 4 Welcome & Opening Remarks F&G 2023 Investor Day

Investor Day Agenda

Session	Time
Welcome & Opening Remarks Lisa Foxworthy-Parker SVP Investor & External Relations	9:00 am
F&G Strategic Overview Chris Blunt CEO & President	9:05 am
Diversified Growth Strategy John Currier President, Retail Markets Matt Christensen EVP, Pension Risk Transfer	9:30 am
Margin Expansion Opportunity Wendy Young EVP, Chief Financial Officer Leena Punjabi EVP, Chief Investment Officer	10:00 am
Owned Distribution Strategy Chris Blunt CEO & President	10:30 am
Q&A Session #1 & Break	10:45 am
Investments Overview Leena Punjabi EVP, Chief Investment Officer	11:15 am
Financial Update Wendy Young EVP, Chief Financial Officer	12:00 pm
Closing Remarks Chris Blunt CEO & President	12:15 pm
Q&A Session #2 & Lunch	12:25 pm

F&G 2023 Investor Day 5

Our Goals For The Day Differentiated Learn about our business and what differentiates F&G Growth Understand our roadmap for profitable growth and margin expansion Opportunity Recognize F&G as an attractive investment opportunity F&G 2023 Investor Day 6

SECTION 1. F&G Strategic Overview F&G 2023 Investor Day 7

Key Message 1 F&G Strategic Overview F&G presents a compelling investment opportunity because we use our competitive advantages to keep winning in large and growing markets F&G 2023 Investor Day 8

About F&G Snapshot Our Product Lines Fixed Deferred Annuities • Fixed indexed annuity (FIA) • Multi-year guaranteed annuity (MYGA) Pension Risk Transfer (PRT) Life Insurance • Indexed universal life (IUL) Funding Agreements • Funding agreement backed notes (FABN) • Federal Home Loan Bank (FHLB) Background Five Distinct Distribution Channels / Markets Retail Channels • Independent insurance agents (IMOs) • Broker Dealers • Banks Institutional Markets • Pension risk transfer • Funding agreements Financial Strength Ratings A- Positive A.M. Best A- Stable S&P Global A- Stable Fitch Ratings A3 Stable Moody’s 9 • Founded in 1959 as a life insurance company • Listed on the New York Stock Exchange (NYSE: FG) eff. 12/1/2022 • Fidelity National Financial (NYSE: FNF) retains ~85% ownership • Headquartered in Des Moines, IA; >1,000 employees • Ranking as a Top Workplaces company for 6 consecutive years 1 F&G Strategic Overview F&G 2023 Investor Day

*CONFIDENTIAL: Do Not Distribute Outside F&G OUR MISSION We help people turn their aspirations into reality. OUR VISION Every day we will strive to improve the financial lives of more and more people, backed by the passion of our team and grounded in a culture of mutual respect. 1 F&G Strategic Overview F&G 2023 Investor Day 10

Gross Sales ($B) 3.4 3.9 4.5 9.6 11.3 11.9 ↑ 32% Net Sales ($B) 3.4 3.9 4.5 8.7 9.0 8.5 ↑ 23% AUM ($B) 26.7 26.4 28.6 36.5 43.6 46.3 ↑ 13% AUM before flow reinsurance ($B) 26.7 26.4 28.6 37.3 46.4 51.2 ↑ 16% Adj. ROA (bps) ex significant items 0.86% 0.80% 0.84% 0.93% 1.18% 1.16% ↑ 30 bps Our Recent History 2017 20182 2019 2020 2021 2022 LTM 2Q233 CAGR4 Acquired by CF Corp Upgraded to A- by A.M. Best1 F&G Partial Spinoff (NYSE: FG)Launched Bank & Broker Dealer Channels Launched Institutional Markets (PRT & FABN) Formed Blackstone Partnership Acquired by FNF Upgraded to A- by S&P & Fitch, Baa1 by Moody’s1 Upgraded to A3 by Moody’s1 Positive Outlook by A.M. Best1 1 2 3 4 5 6 7 8 9 10 1Reflects financial strength rating for primary operating subsidiaries; Moody’s upgrade to A3 in July 2023 2Gross and net sales exclude discontinued operations 3Reflects ROA reported as of 6/30/2023; calculated by dividing year-to-date annualized adjusted net earnings by year-to-date AAUM 4CAGR reflects 2018-LTM 2Q23 periods 1 F&G Strategic Overview F&G 2023 Investor Day 11

F&G
1 F&G Strategic Overview

F&G's At An Attractive Entry Valuation

Progression of F&G Transaction Prices & Market Capitalization

$1.8B	$2.7B	$2.4B	$3.5B	$5.1B
purchase price by CF Corp[1] on Nov 30, 2017	purchase price by FNF on June 1, 2020	F&G market cap at partial spinoff Dec 1, 2022	F&G market cap at present Sept 29, 2023	F&G GAAP Equity ex AOCI June 30, 2023

F&G is currently trading well below the intrinsic value of its new business platform and growing inforce book

- Average Life & Annuity peer comparables average approximately 7-8x P/E multiple or 1.4x book value ex AOCI[2]
  - FG has recently traded at 5-6x P/E multiple and 0.7x book value ex AOCI[2]
- Investors can capture F&G's attractive entry valuation through purchase of either FNF (NYSE: FNF) or FG (NYSE: FG) stock
- Current discount valuation also does not reflect potential upside from future growth, margin and return expansion which management also believes will drive a re-rating of the Company over time

[1]CF Corporation (CF Corp) was founded by Chinh Chu and William Foley as a U.S.-listed special purpose acquisition company (SPAC)
[2]Reflects market data for 15 life & annuity peers; 2Q23 cycle as of market close on 8/8/2023

F&G 2023 Investor Day 12

$28.06 +$12.00 +$10.00 +$6.00 +$8.00 +$8.00 FG Closing Price Asset Growth Core Margin Expansion Owned Distribution Margin Expansion Core Multiple Expansion Owned Distribution Multiple Re-rating Our Potential Value Creation – Illustrative F&G 2023 Investor Day 13 Immediate Near-Term Medium-Term We see potential upside from asset growth, margin expansion and multiple uplift over the medium term 1Assumes 125 million shares. Reflects FG Closing Price as of 9/29/2023. Medium term reflects approximately five year horizon 1 F&G Strategic Overview “Core” business asset growth • Retail sales growth • Pension risk transfer growth “Core” margin expansion • Investment margin • Operational scale benefit • Accretive flow reinsurance (1x Multiple Uplift) Enhanced earnings power from owned distribution Improvement to market multiple on “core” business Multiple re-rating from owned distribution strategy (1x Multiple Uplift) F&G Share Price (NYSE: FG) - Illustrative Share Price at 6x Price-to-Normalized Earnings1 Owned Distribution Margin Expansion

Our Competitive Landscape Is Evolving In today’s competitive landscape, we believe insurers partnered with asset originators have competitive advantages • The U.S. retirement and middle markets are growing due to demographic tailwinds and the middle market coverage gap • F&G is both well-established and well-positioned for continued growth in our retail channels and institutional markets • We compete in some of the fastest growing product segments and have deep relationships across our distribution channels 1 F&G Strategic Overview Mutuals Traditional Stock Companies Insurers Partnered with Asset Originators • More earnings pressure • Higher capital costs • Legacy liabilities • Superior returns on capital • Capital efficiency • Growth-oriented • Lower cost of capital • Higher credit ratings • Less earnings pressure F&G 2023 Investor Day 14

v Track Record of Success We have delivered consistent top line growth and return on assets across varying market cycles, and we expect to continue to outperform the rest of the market, whether rates are rising or falling v Targeting Large and Growing Markets We have long-standing relationships with multiple distribution channels, an investment edge, and a track record of attracting top talent which gives us a competitive advantage Superior Ecosystem F&G’s Competitive Advantages F&G is a nationwide leader in the large markets we play in, and we expect demographic trends will provide tailwinds to give us significant room to continue growing – including untapped Middle Market demand for Life coverage and the opportunity to migrate consumers from CDs to fixed annuities Driving Margin Expansion and Improved Returns F&G is pursuing strategies to grow earnings, while generating significant positive net cash flow and diversifying into “capital light” flow reinsurance and accretive owned distribution to generate higher ROEs 15 1 F&G Strategic Overview F&G 2023 Investor Day

1 F&G Strategic Overview

We Have A Clean & Profitable Inforce Book

Our inforce liabilities are surrender charge protected and our asset and liability cash flows are well matched; our inforce book does not contain typical problematic legacy business

- Our liability profile drives our investment strategy
  - Retail fixed annuities are 91% surrender protected
  - Non-surrenderable liabilities include funding agreements, pension risk transfer and immediate annuities
- New business and inforce are actively managed to maintain pricing targets
- Asset and liability cash flows are well matched

GAAP Net Reserves[1]


$44.0B
60%
14%
11%
7%
4%
4%
Fixed Indexed Annuities
Fixed Rate Annuities
Funding Agreements
Pension Risk Transfer
Life
Immediate Annuities

Fixed Annuity Metrics[1]

Weighted average time remaining in surrender charge period	6 Years
% Surrender protected	91%
Average remaining surrender charge (% of account value)	7%
% Subject to market value adjustment (MVA)	73%
Average cost of options/interest credited	2.5%
Distance to guaranteed minimum crediting rates	150 bps

[1]As of 6/30/2023

F&G 2023 Investor Day 16

1 F&G Strategic Overview

We Are Playing In High Growth Markets

The U.S. retirement and middle markets are growing and we are both well established and well positioned for continued growth in our retail channels and institutional markets


Mutual Fund 401(k) Assets[1]
$4.5T
Registered index linked annuities (RILAs) provide alternative with upside potential and limited downside risk
U.S. Consumer Savings[2]
$862B
Consumers increasingly rely on personal savings for retirement income
Retail Life & Annuities[3]
$326B
Untapped demand for permanent life insurance, especially in the Middle Market
Pension Risk Transfer[4]
$258B
Transaction volume likely to increase[5]
Funding Agreements[6]
$176B

[1] 2Q23 Quarterly Retirement Market Data, Investment Company Institute, 9/14/2023
[2] Personal savings in the U.S. per Federal Reserve Bank of St. Louis as of June 2023
[3] 2022 U.S. retail life sales (annualized premium) and U.S. individual annuity sales per LIMRA
[4] Value of U.S. pension risk transfer (PRT) assets held with all current PRT writers per LIMRA 2Q23 Pension Risk Transfer Survey
[5] U.S. Pension Risk Transfer Market Posts Record-Breaking 2021 per Pensions & Investments, Source Legal & General, 2/8/2022
[6] Board of Governors of the Federal Reserve System, Funding Agreement-Backed Securities (FABS) as of 3/31/2023

F&G 2023 Investor Day 17

… And We’re Winning … Annual Gross Sales by Retail Channel and Institutional Market ($B) 1CAGR reflects 2018-2023F annual periods 2018 2019 2020 2021 2022 2023E Funding Agreements Agent PRT Broker Dealer Bank $9.6B $4.5B $3.9B $3.4B • FNF and F&G Merger • F&G ratings upgrades (June 2020) $11.3B ~30% CAGR1 18 1 F&G Strategic Overview $12-13B F&G 2023 Investor Day

77% 17% 1% 5% $4.5B 43% 28% 4% 13% 12% $11.3B 39% 41% 1% 7% 12% $6.3B (6 Mos.) 84% 5% 7% 4% $4.5B … And Significantly Diversifying Our Business Note: Reflects Gross Sales 41% 33% 7% 7% 12% $6.3B (6 Mos.) FY2022 Sales 1H23 Sales C h a n n e l & M a rk e t P ro d u c t 41% 33% 1% 13% 12% $11.3B FY2020 Sales 19 Bank Broker Dealer Agent Funding Agreements Pension Risk Transfer (PRT) Multi-year Guaranteed Annuity (MYGA) Indexed Universal Life (IUL) Funding Agreements Fixed Indexed Annuity (FIA) Pension Risk Transfer (PRT) 1 F&G Strategic Overview F&G 2023 Investor Day

We Have An Investment Edge Our strategic partnership with Blackstone provides a competitive advantage, opportunities for entering higher margin lines and potential to disintermediate investment banks in credit origination Note: Data as of 6/30/2023 • Our strategic, long-term partnership with Blackstone is a competitive advantage • Our liability profile & risk appetite drives investment strategy • Our high quality, well diversified asset portfolio is well positioned for varying macro environments • We have clear and robust governance; Blackstone does not hold an equity stake in F&G Over $1 Trillion Assets Under Management 37 year history & proven track record across varying cycles >2,000 Investment professionals World’s largest alternative asset manager >230 Portfolio companies 1 F&G Strategic Overview About Blackstone Inc. (NYSE: BX) F&G 2023 Investor Day 20

1 F&G Strategic Overview

Our Track Record of Attracting Top Talent

Our management team has a record of long-term success and has delivered impressive results in the last few years

- Extensive, diverse experience in insurance sector
- Operated through numerous economic cycles
- Strong team culture and cohesiveness
- Top Workplaces company for 6 consecutive years



Chris Blunt
President and CEO
30+ years of experience
Joined F&G in 2019



Wendy Young
EVP, Chief Financial Officer
30+ years of experience
Joined F&G in 2000



Leena Punjabi
EVP, Chief Investment Officer
18 years of experience
Joined F&G in 2019



John Currier
President, Retail Markets
30+ years of experience
Joined F&G in 2015



Matthew Christensen
EVP, Pension Risk Transfer
18 years of experience
Joined F&G in 2019



John Phelps
EVP, Owned Distribution
30+ years of experience
Joined F&G in 2000



Jodi Ahlman
SVP, General Counsel
20 years of experience
Joined F&G in 2014



Ted Hughes
SVP, Chief Information Officer
30+ years of experience
Joined F&G in 2022



David Martin
SVP, Chief Risk Officer
30+ years of experience
Joined F&G in 2011



Marie Norcia
SVP, Chief People Officer
30+ years of experience
Joined F&G in 2022

F&G 2023 Investor Day 21

Key Takeaway 1 F&G Strategic Overview F&G 2023 Investor Day 22 F&G presents a compelling investment opportunity because we use our competitive advantages to keep winning in large and growing markets

SECTION 2. Diversified Growth Strategy F&G 2023 Investor Day 23

Our Retail Markets Growth Strategy Our competitive product portfolio meets wide range of consumer needs • Our product set is mission driven to help people turn their aspirations into reality • We provide great service to policyholders as recognized by J.D. Powers, among leading annuity providers Our Products Meet Consumer Needs Our distribution relationships are a competitive advantage • We have longstanding relationships and a reputation for transparency & consistency • We partner with distribution to build great products, optimize market positioning, and help them grow We Are Trusted By Distributors Our products, distribution & pricing discipline drive top market positions • We add volume through core strengths, not through sacrificing profitability • We pursue adjacencies to our core competencies We Are Winning In High Growth Markets We have grown and diversified in a thoughtful way, building on our core strengths of product expertise, distribution relationships and pricing discipline ✓ We have maintained target profitability while growing sales ✓ We have expanded our customer base via market opportunities ✓ We are acquiring ownership in key distribution partners ✓ Our inforce is surrender charge protected and ALM matched ✓ We don’t have troublesome legacy books of business ✓ We continue to invest for scalability, efficiency and flexibility 2 Diversified Growth Strategy: Retail Key Accomplishments F&G 2023 Investor Day 24

2 Diversified Growth Strategy: Retail

We Are A Retail Market Leader

F&G FY22 Channel Ranking – FIA

- **# 4 in IMO Channel**
- **# 8 in Bank Channel**

Industry Sales Ranking – FIA

Rank	FY2018 Company	FY2018 $ B	FY2022 Company	FY2022 $ B
1	Allianz	9.2	Athene	10.0
2	Athene	6.7	Allianz	8.2
3	Nationwide	5.2	AIG	6.7
4	AIG	4.9	Sammons	5.5
5	Great American	4.5	F & G	4.6
6	American Equity	4.3	Mass Mutual	4.4
7	Pac Life	3.6	Global Atlantic	4.2
8	Lincoln	3.1	Nationwide	4
9	Global Atlantic	2.8	Security Benefit Life	3.4
10	F&G	2.3	American Equity	3.3

F&G FY22 Channel Ranking – MYGA

- **# 5 in Broker Dealer Channel**
- **# 6 in Bank Channel**

Industry Sales Ranking – MYGA

Rank	FY2018 Company	FY2018 $ B	FY2022 Company	FY2022 $ B
1	New York Life	7.9	New York Life	14.8
2	Global Atlantic	4.9	Mass Mutual	13.2
3	AIG	4.3	Athene	9.7
4	Mass Mutual	1.8	Corebridge	6.2
5	Symetra	1.6	Western Southern	5.1
6	Colorado Bankers	1.4	Global Atlantic	4.9
7	Protective	1.3	Pacific Life	4.5
8	Delaware	1.1	F & G	3.7
9	Pac Life	1.1	Brighthouse	3.6
10	Athene	1.0	Symetra	3.0
12	F&G	0.8		

F&G FY22 Channel Ranking – IUL

- **# 7 in IMO Channel**
- **# 3 in number of IUL Policies**

Industry Sales Ranking – IUL

Rank	FY2018 Company	FY2018 $ M	FY2022 Company	FY2022 $ M
1	Pac Life	363	National Life	373
2	National Life	254	Transamerica	296
3	Transamerica	177	Pacific Life	274
4	Securian	103	Nationwide	228
5	Nationwide	98	John Hancock	202
6	AIG	94	Sammons	196
7	Allianz	84	Allianz	132
8	Voya	70	F&G	127
9	AXA	70	Lincoln	121
10	Midland	70	Mutual of Omaha	106
20	F&G	28		

Source: Wink Annuities and Life Sales Reports

F&G 2023 Investor Day 25

Consumer • Meets consumer risk tolerance • Configurable for multiple needs • Demographic tailwinds for market Distribution Partners • Established distribution partners F&G • Deep product expertise • Strong product margins • Repriced to economics each month Our Current Retail Product Offerings We only offer products that meet customer needs, leverage our core competencies & provide stable, predictable liabilities Fixed Indexed Annuity (FIA) Principal protection with upside and income potential Consumer • Meets consumer risk tolerance • Configurable for multiple customer needs • Demographic tailwinds for market growth Distribution Partners • Established distribution partners F&G • Deep product expertise • Strong product margins • Repriced to economics each month Consumer • Simple & easy to understand • Demand for bank CD alternatives Distribution Partners • Aligned to distribution partners F&G • Deep product expertise • Priced for current economics MultiYear Guaranteed Annuity (MYGA) Simple, safe alternative with good returns Indexed Universal Life (IUL) Financial protection at death with accumulation and living benefits 2 Diversified Growth Strategy: Retail F&G 2023 Investor Day 26

Summary of FIA Product Features • Product: Simple deferred annuity product with principal protection from market decline • Market Loss Protection: Index credit is never less than $0; policyholders are protected from loss • Liquidity: Guaranteed surrender values and penalty free withdrawals up to specified amount • Surrender Charges: Withdrawals above the penalty free amount are assessed a surrender charge if during the penalty period (usually 7-14 years); protects F&G from heightened liquidity needs F&G Indexed Annuities – FIA Our Fixed Indexed Annuities (FIAs) are versatile and meet a range of consumer needs, whether accumulation or guaranteed income, with performance linked to a specific market index (primarily S&P 500 Index) with a guaranteed floor Source: Wink’s Sales & Market Report, 2Q23 1CAGR reflects 2018-2022 annual periods 42 45 37 42 52 31 26 28 21 23 27 17 68 73 58 65 79 48 2018 2019 2020 2021 2022 1H23 Industry FIA Sales ($B) Bank/BD Ind./Others 2.3 2.8 3.4 3.9 4.0 2.2 0.4 0.6 0.3 2.3 2.8 3.5 4.3 4.6 2.4 2018 2019 2020 2021 2022 1H23 F&G Total Gross Sales – FIA ($B) Bank/BD Ind./Others 2 Diversified Growth Strategy: Retail F&G 2023 Investor Day 27

10 13 11 11 24 21 31 33 42 39 80 49 41 46 53 50 104 70 2018 2019 2020 2021 2022 1H23 Industry MYGA Sales ($B) Bank/BD Ind./Others F&G Fixed Annuities – MYGA Summary of MYGA Product Features • Product: Offers deferred annuities which credit a guaranteed interest rate for 3, 5 or 7 years and a principal guarantee • Surrender Charges: Matching surrender charge to initial term, with reset upon renewal • MYGA Advantage over CD: MYGA operates similar to a bank CD, but provides tax advantaged accumulation & annuitization option Our Multi-Year Guaranteed Annuities (MYGAs) provide consumers with safe, fixed-income-like accumulation These deferred annuity products offer a crediting rate that is guaranteed for a specified number of years 0.4 0.4 0.7 0.4 0.4 1.3 3.0 2.2 0.8 0.8 0.8 1.7 3.7 2.6 2018 2019 2020 2021 2022 1H23 F&G Total Gross Sales – MYGA ($B) Bank/BD Ind./Brokerage 2 Diversified Growth Strategy: Retail Source: Wink’s Sales & Market Report, 2Q23 1CAGR reflects 2018-2022 annual periods F&G 2023 Investor Day 28

2 Diversified Growth Strategy: Retail

F&G Indexed Annuities – RILA Launch Planned

One of the fastest growing segments of the annuity space, Registered Index Linked Annuities (RILAs) are similar to **FIA's and meet consumer needs for either accumulation or guaranteed income with performance linked to a specific** market index, but also provide a wider range of outcomes on a registered chassis

Summary of RILA Product Features

- Product: Simple deferred annuity product with protected loss profiles
- Loss Protection: Policyholders choose their loss profile
- Liquidity: Guaranteed surrender values and penalty free withdrawals up to specified amounts
- Surrender Charges: Withdrawals above the penalty free amount are assessed a surrender charge if during the penalty period (usually 5-10 years); protects F&G from heightened liquidity needs


Industry RILA Sales
($B)
CAGR[1]: 38%
11
17
24
38
40
21
2018
2019
2020
2021
2022
1H23

Source: Wink's Sales & Market Report, 2Q23
[1]CAGR reflects 2018-2022 annual periods

F&G 2023 Investor Day 29

2 Diversified Growth Strategy: Retail

F&G Indexed Universal Life

Our Indexed Universal Life (IUL) provides consumers with death benefit protection, as well as a complementary product that allows them to build on their savings with performance linked to a specific market index (primarily S&P 500 Index) with a guaranteed floor

Summary of IUL Product Features

- Product: Universal life product with interest credited based on external market index performance
- Policy Charges: Cost of insurance assessed to provide for the death benefit and policy costs
- Loss Protection: Index credit is never less than $0; policyholders are protected from loss
- Liquidity: Guaranteed surrender values and penalty free withdrawals up to specified amounts
- Surrender Charges: Withdrawals above the penalty free amount are assessed a surrender charge if during the penalty period (usually 10-15 years); protects F&G from heightened liquidity needs

Industry IUL Sales ($M)


CAGR¹: 5%
2,220
2,370
2,160
2,470
2,739
1,448
2018
2019
2020
2021
2022
1H23

F&G Total Gross Sales – IUL ($M)


CAGR¹: 46%
28
38
50
87
127
79
2018
2019
2020
2021
2022
1H23

Source: Wink's Sales & Market Report, 2Q23
[1]CAGR reflects 2018-2022 annual periods

F&G 2023 Investor Day 30

Our Retail Distribution Is Unique and Proven Product development partnership & investment for over 20 years Top positions within our partners and advisors as we grow together We adapt to how our partners’ businesses are changing We win by offering customized solutions, taking a consultative approach to growing our partners’ businesses, and developing deep relationships at all levels of the F&G organization from the CEO down Time Tested Growing Together • Product co-sponsorships with 5 of our Top 10 Annuity Partners • Long history of supporting and/or funding distribution partner growth • Tailored life offerings by distribution partner • Top 5 product rank with most of our top firms • Over 5 partners generate >$600M annual sales with F&G • 5 consecutive years of Power Producer growth • Growing all channels, while diversifying • Multiple business models are represented in each channel • Our key partners are sophisticated, often having multiple models • We tailor by partner how we work together • We are significant on multiple products and distribution models within many firms Individual Relationships 2 Diversified Growth Strategy: Retail F&G 2023 Investor Day 31

2 Diversified Growth Strategy: Retail

Our Retail Distribution Is A Competitive Advantage

Agent IMO: Annuity

- FIA market leader, #4 market share[1]
- $2.5B sales in 1H23; on record pace
- Deep, long tenured partners
- Proven track record of profitability

Bank

- #1 annuity carrier w/ our top banks
- $2.1B sales in 1H23; on record pace
- Strong relationship scorecards
- Growing product & partner footprint

Broker Dealer

- Continued success since market entry in 2020
- #1 market share w/ current partners
- Expanding partners ahead of RILA

Agent IMO: Life Brokerage

- IUL market leader, #7 market share[1]
- Deep, long tenured partners
- More presence in Annuity IMO's
- Strong profitability

Agent IMO: Life Network Mktg

- Significant growth segment
- Serving middle and cultural markets
- Ownership interest in key partners
- Strong profitability

Key Product Initiatives

Upcoming significant new offerings:

- RILA product
- Insta-approval IUL product

[1]Source: Wink's Sales & Market Reports FY2022

F&G 2023 Investor Day 32

We Are Positioned To Win In Retail Markets • FIA in IMO was our primary focus • IUL was steady but ‘niche’ distribution • A steady but constrained competitor with annual sales of $3-$4B • Leading positions in FIA, MYGA & IUL • Launched owned distribution strategy • Steady and strong competitor with annual gross sales of >$10B Then Now Tomorrow Robust product portfolio and unique service model tailored to distributors Expanded product portfolio managed through different channels Focused on one distribution channel with a limited product portfolio Consistently achieving our new business profitability targets and delivering for our stakeholders We will continue to grow and diversify in a thoughtful way, building on our core strengths of developing and building distribution relationships, product expertise & pricing discipline 2 Diversified Growth Strategy: Retail • Leading positions in 4+ product lines • Well established in multiple distribution channels, including owned distribution • Leadership and infrastructure tailored to our individual partners’ growing businesses F&G 2023 Investor Day 33

U.S. Pension Risk Transfer Landscape 2 Diversified Growth Strategy: Institutional PRT 70%+ pension plans are closed or frozen1 60% frozen pension plan assets derisked2 100%+ average pension plan funding3 $2.3T corporate pension assets1 1 For most corporate pension plans, pension risk transfer is a matter of “when”, not “if” Defined benefit plans create unwanted cost, risk, and volatility issues for corporations2 Pension risk transfer solutions reduce or eliminate pension cost, risk and volatility 3 1DOL Private Pension Plan Bulletin Historical Tables and Graphics 2Willis Towers Watson, Overview of the 2021 Asset Allocation Study of Fortune 1000 Pension Plans 3Aon Pension Risk Tracker as of 8/31/2023 F&G 2023 Investor Day 34

U.S. Pension Risk Transfer Annual Premiums 2 Diversified Growth Strategy: Institutional PRT 36 4 9 14 14 23 27 30 27 38 52 22 -0.50% 0.50% 1.50% 2.50% 3.50% 4.50% 5.50% 6.50% 7.50% - 10 20 30 40 50 60 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 1H23 Total Premium Avg 10 yr UST Average 10 Year US Treasury Yield: 2.25% PRT Market Annual Premium1 ($B) 1Source: LIMRA The PRT market has evolved over time • Pre-2012: “Plan terminations” annual market < $3B • Transfers pension liability for all participants • Eliminates plan sponsor financial risk • 2012: “Retiree buyout” landmark jumbo transactions • Transfers pension liability for retirees only • Reduces plan sponsor risk for retiree segment • 2013 – 2019: Market expands amidst low rates and pension underfunding • Retiree buyouts rise sharply and new issuers enter • 2020: Market contraction due to COVID-19 pause • 2022: Higher rates improve funding levels & boost activity F&G 2023 Investor Day 35

2 Diversified Growth Strategy: Institutional PRT

We Are A Top 10 Player In Pension Risk Transfer

2020 "BUILD"	2021 "LAUNCH"	2022 "EXPAND"	1H23 "DIVERSIFY"
F&G assessed market; decision to launch, selected proven TPA partner	$1.1B (7 deals) 1st case with deferred lives	$1.4B (4 deals) largest deal and 1st repeat transaction	$0.8M (3 deals) 1st plan termination deal
	Developed and filed product offering, built underwriting, investments, operational and risk policies	Investments deployed slightly ahead of expectation since inception, successfully administered 30,000+ plan participants	Successfully administering ~60,000 plan participants, cumulative **14 "won" PRT** deals from inception

Our proven track record of PRT execution

- $3B+ plan transaction value from inception through June 2023; transfer of legacy defined benefit pensions to F&G group annuity
- 14 transactions completed, ranging from $65M to $500M in size; nearly 60,000 covered lives
- Ranked #9 in PRT market with $1.4B sales in FY2022[1]
- Thoughtfully growing to maintain profitability and manage risk … investments deployed have beat expectation despite volatile markets

[1]Source: LIMRA

F&G 2023 Investor Day 36

We Have Selectively Expanded Our Strategy During 1H23, market volumes have shifted toward plan termination transactions • We have expanded our strategy to selectively pursue plan termination transactions and larger retiree buyouts ($500M to $1B) • ~50% of total transactions exceed $200M in size • ~60% of 1H23 transactions involved plan terminations • Proven track record in investments, operations and risk management F&G PRT Sales By Size and Type ($M) 2 Diversified Growth Strategy: Institutional PRT 0 100 200 300 400 500 600 Retiree Buyout Plan Termination F&G 2023 Investor Day 37

… By Managing The Market Opportunity1 45,000+ Pension Plans $2.3T Assets $30-40B+ Annual PRT Market $10-15B F&G Target Mkt. $2-4B F&G annual sales run rate over time, based on appetite & market conditions Pension landscape • Pension plan liabilities increasingly difficult for companies to manage in today’s market & regulatory environment • Plans >$100M comprise 90% of $2.3T single employer total • Private sector defined benefit plans cover ~23M pensioners • Corporate pension plans are at or near full funding with de- risked asset portfolios; supportive of PRT • PRT remains the only employer-controlled means to completely transfer defined benefit risks and costs F&G’s disciplined selection • Dynamic and rigorous assessment of each deal’s attributes • Focused on more efficient, larger deals ($100M to $1B) • Typically bid against 3-5+ high quality competitors • Winning 25% of premium dollars pursued 1Source: 2019 Pension Insurance Data Tables and F&G internal PRT market data U.S. Pension Landscape vs. F&G Target Market 2 Diversified Growth Strategy: Institutional PRT F&G 2023 Investor Day 38

We Are Positioned To Win In PRT Market Our pension risk transfer business leverages our core competencies and stays true to our risk philosophies (e.g. straight forward liabilities) • We target opportunities and market segments that represent the most achievable and attractive risk/reward • We differentiate with transaction and investment expertise, overlaid by a targeted approach to meet client needs Value-Add Proposition • We have built deep expertise; our team has >200 years of combined experience • We have attracted industry leaders; drawn to the F&G story, dynamic culture and growth opportunity Expert Team • Our strategy revolves around identifying, engaging and closing deals where F&G is more likely to be successful • We are positioned to expand and refine our chosen market segments, as business develops and market conditions shift Selective Positioning ✓ Priced products to yield strong returns, commensurate to Retail ✓ Small internal team with a highly variable expense structure providing considerable scale benefits and ability to be nimble Key Accomplishments ✓ $3B+ PRT assets providing meaningful diversification and scale ✓ Proven track record of execution, including strong investment performance and well regarded operations 2 Diversified Growth Strategy: Institutional PRT F&G 2023 Investor Day 39

Key Takeaways We are positioned to win in Retail markets We are positioned to win in the Institutional pension risk transfer market And, we have a compelling market opportunity in the target markets we serve 2 Diversified Growth Strategy F&G 2023 Investor Day 40

SECTION 41 3. Margin Expansion Opportunity F&G 2023 Investor Day

Key Messages: Margin Expansion We focus on investment margin management 3 Margin Expansion Opportunity We expect operational scale benefits over time We are well positioned for accretive flow reinsurance strategy F&G 2023 Investor Day 42

Our Disciplined “Core” Margin Management We strive to opportunistically grow stable liabilities that generate our targeted levels of profitability and have a proven track record of protecting our “core” spread-based margins in varying environments • Our multiple channels and markets provide flexibility to respond to changing market conditions • We are disciplined in new business pricing to achieve targeted returns, prioritizing profit over volume • Our inforce has built-in structural protections and we take prudent action to maintain lifetime profitability targets • Reserves are based on conservative actuarial assumptions • We have robust risk management and rigorous stress testing practices • We continually evaluate opportunities for upside risk adjusted returns and downside protection in our investment portfolio • Portfolio asset allocation • Yield enhancement opportunities to maintain competitive positioning • Floating rate portfolio interest rate hedge 3 Margin Expansion Opportunity F&G 2023 Investor Day 43

56% 43% 40% 39% 37% 34% 8% 5% 5% 4% 4% 4% 23% 35% 35% 31% 23% 28% 2% 4% 13% 12% 2% 3% 5% 7% 10% 10% 8% 9% 7% 6% 5% 3% 1% 2% 4% 4% 5% 4% 2% 2% 2% 4% 3% 5% 15 20 25 30 35 40 45 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2017 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 YE A U M i n $ B il li o n Other Alts Pref/Hybrid CML/RML Private Origination Structured Muni Corp/EMD/Gov AUM Our Strategic Asset Allocation Trend NAIC1 1.57 1.59 1.56 1.64 1.55 1.42 STAT BV2 $22B $24B $26B $28B $35B $42B 1Fixed income only 2Statutory book value excludes cash 3Other includes company owned life insurance (COLI), equity, low-income housing tax credit investments (LIHTC), real estate owned properties (REO), Treasuries and options We have continued to expand new asset classes and prune portfolio risk when valuations are rich, resulting in a diversified, high quality portfolio that is well positioned to withstand market uncertainty 3 Margin Expansion Opportunity 3 F&G 2023 Investor Day 44

+120 bps +55 bps +20 bps +25 bps +100 bps Corporate Spread Structured Credit Spread Resi Mtg Loan & Specialty Finance Spread Private Origination Spread Excess Spread … Has Generated Incremental Spread 1B/M BBB Bloomberg Corporate index, Corporate Spread is the average spread from 2018-2022, net of estimated fees and losses NAIC 1.6 Over the past five years, we have diversified the portfolio by adding high quality asset classes with incremental investment spread, while reducing credit risk • Utilized Blackstone’s underwriting & origination capabilities to optimize portfolio for risk adjusted spread • Improved average portfolio quality • We expect to continue adding asset classes that are high quality; diversifying with attractive risk adjusted spread NAIC 1.4 2018 2022 Annual Indicative Investment Spread Uplift (bps)1 Higher average quality 3 Margin Expansion Opportunity F&G 2023 Investor Day 45

3 Margin Expansion Opportunity

We See Potential Upside To Portfolio Yield

New Opportunities to Enhance Portfolio Yield[1]


Potential up to +30 bps
5.10%
0.09%
0.08%
0.06%
0.06%
5.39%
Base Yield
Royalty Finance
Triple Net Lease
Strategic Platform Investments
Potential Banking Regulation
Potential Net Yield (Total Uplift)

We see potential for margin expansion

- From our revised asset management cost structure
- Combined with opportunities to enhance yield from market dislocation and sourcing of new asset categories

Strategy Example	Investment Description
Royalty Financing (RF)	Securitization of stable & expected long-term income from royalty financing
Triple Net Lease (TNL)	Commercial real estate property with high grade triple net lease tenants in place
Strategic Platform Investments (SPI)	Strategic investments in asset origination platforms increasing forward flow of credit deals & ability to secure above market yield
Potential Banking Regulation (PBR)	Off-take assets marketed by banks due to recent market conditions & potential regulation

Our new asset management cost structure, in partnership with Blackstone (effective April 2023), will result in an approximate 30-35%[2] run rate reduction in new business fees (pre-tax) and positions us well for accelerated growth

[1]For illustrative purposes only. Base yield reflects portfolio earned yield as of 6/30/2023. Comparison reflects uplift versus other investment options; normalized view assumes 4% allocation in RF and TNL and 10% allocation in SPI & PBR. These opportunities are not guaranteed; management has discretion to allocate additional yields between increased competitiveness and/or margins
[2]Run rate reduction is dependent upon asset allocation and will be reflected in the "interest and investment income" line item

F&G 2023 Investor Day 46

1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% Avg. priced SOFR (hedged assets) Avg. IRS fixed receive …While Providing Downside Protection 1Analysis as of 9/11/2023. All floating assets include reinsurance entities & separate accounts and includes all reference rates; 1M/3M SOFR equal ~83% of total floating rate assets or ~16.5% of total assets. Analysis on hedged assets only (public CLOs & private floating); vintages range from 2017-2023 & assumes fixed equivalents at end-of-year for each respective origination period, LIBOR where applicable; Floating rate FHLB funding agreement calculated using fixed equivalent yields at time of execution We have executed on a hedge program in 3Q23 to lock in a portion of our floating rate asset yields, given the shift from low to higher interest rates, and provide downside protection in this environment $2.0B executed in 3Q23 $0.6B executed in 3Q23 Interest rate swaps Floating rate FHLB funding agreements SOFR at Pricing vs. Received Fixed on Hedge1 Outperformance locked-in Measured Approach • $9.1B, or 20%, of investment portfolio is invested in floating rate assets, of which $7.5B are SOFR-linked and easily hedgeable • $2.6B of floating rate assets are now hedged, locking +208 bps of outperformance vs. original pricing • Near term adjusted net earnings expected to be lower by ~($7M) for 2H23, subject to market conditions • Potential other opportunities to lock in accretive fixed rates are being evaluated 3 Margin Expansion Opportunity F&G 2023 Investor Day 47

9 1 6 6 2020 2021 2022 1H23 Minimal Credit-Related Impairment Losses Credit quality within the portfolio remains strong • The investment portfolio is performing as expected • Conservative underwriting, investing in defensive sectors, and proactive portfolio management in anticipation of market stress have resulted in low credit-related impairments • Modest average credit-related impairments of 5 bps over the last 3 years (2020-2022), below pricing assumption F&G Credit-Related Impairments (bps)1 1Bps calculation based on assets under management (AUM) 2 U.S. statutory impairments per SNL Financial for 12 life & annuity peers F&G average: 5 bps Industry average: 14 bps2 3 Margin Expansion Opportunity F&G 2023 Investor Day 48

Accretive Flow Reinsurance Opportunity Flow reinsurance provides a lower capital requirement on ceded new business, while allocating capital to the highest returning retained business, enhancing cash flow and generating fee-based earnings 3 Margin Expansion Opportunity Capital release from flow reinsurance Drives ROE enhancement For a reinsured sale, based on current economics, we would expect to receive ~1/3 of the ROA with proportionately less, or ~1/5 of the capital requirement F&G 2023 Investor Day 49 • Reinsurance allows us to grow sales faster, because of lower capital requirements • For every $1B of new business flow reinsurance, we free up $75M of capital to redeploy to the highest earning retained business • Reinsurance cash flows provide ‘capital light’ fee based earnings with significantly higher IRRs • Reinsurers are paying us to generate (source) their asset accumulation through a ceding commission • Provides benefit of scale faster than without reinsurance; expense coverage is more than the marginal expense of putting business on the books

520 296 471 2021 2022 LTM 2Q23 2024E+ We See Core Margin Expansion Opportunity1 F&G 2023 Investor Day 50 Adjusted Net Earnings ex significant items ($M) Core margin expansion Asset growth 1Metrics refer to adjusted net earnings ex significant items, return on assets ex significant items and adjusted return on equity ex AOCI and ex significant items 3 Margin Expansion Opportunity Illustrative Bps (Near term to medium term range) Adjusted ROA Adjusted ROE Investment margin 5 bps to 10 bps 150 bps to 200 bps Operational scale benefit 5 bps to 10 bps 30 bps to 60 bps Accretive flow reinsurance 5 bps to 10 bps 20 bps to 40 bps Core margin expansion (total) 15 bps to 30 bps 200 bps to 300 bps In addition to recognition of core margin expansion, there is potential for improvement to market multiple for the core business (e.g. 6x to 7x = 1x multiple uplift) We believe there is potential for core margin expansion from investment margin, operational scale benefit and accretive flow reinsurance, in addition to core multiple growth

Key Takeaways: Margin Expansion 3 Margin Expansion Opportunity We focus on investment margin management We expect operational scale benefits over time We are well positioned for accretive flow reinsurance strategy F&G 2023 Investor Day 51

SECTION 4. Owned Distribution Strategy F&G 2023 Investor Day 52

Key Messages: Owned Distribution Industry consolidation of independent agent distribution is underway F&G is uniquely positioned to partner as a distribution consolidator Generates a capital light, diversifying source of fee-based earnings for F&G As our owned distribution scales, potential for higher multiple recognition for F&G 4 Owned Distribution Strategy F&G 2023 Investor Day 53

Owned Distribution Landscape 1.7 2.2 1.7 2.1 2.4 7.3 9.0 7.1 8.7 9.9 2018 2019 2020 2021 2022 Net Earnings OpEx Channel Commission Revenue ($B)1 1WINK 2018-22 independent agent & broker dealer industry sales, excludes term life products 2S&P Capital IQ - Transactions Data and InsuranceNewsNet.com - ”IMO Numbers Could Shrink by up to 50%” 3Source: Prepared by PwC, estimate based on third party data Independent agent distribution is rapidly consolidating and generating strong returns for buyers +8% CAGR Firms are rolling up Life & Annuity independent marketing organizations (IMOs) to introduce scale and realize multiple expansion, driving market consolidation ha nel Commission Revenue ($B)1 Independent Marketing Organization (IMO) distribution market is high growth and high margin, making for an attractive investment Estimated Change of IMO Ownership (# IMOs)2 Independent (Rest of Market) 337 214 147 107 170 2018 2021 2023 YTD 350 350 350 IMO Distribution Market Overview • ~$9.9B in 2022 commission revenue for the Independent Agent and Broker Dealer channel • ~25% margins with additional opportunities to increase • ~$78B projected underlying Life & Annuity market growth due to incremental household insurance purchases3 4 Owned Distribution Strategy F&G 2023 Investor Day 54

F&G’s Owned Distribution Track Record F&G is a consolidator of choice in the distribution space Access to Partner Support Capabilities As a manufacturer, F&G is uniquely positioned to be a distribution consolidator F&G Is Building A Proven Track Record • Our deep distribution relationships, long-term focus, and product expertise provide an opportunity for us to bring value to our network in ways private equity- backed acquirers cannot • Solidifies relationships with key partners that we have worked with for decades • Boosts our presence in underserved multi-cultural and middle market segments • Plays to key experience and expertise within the F&G management team which helps the IMO’s to accelerate their growth • Adds a capital light, diversifying source of fee- based earnings for F&G Deals Closed ~$250M Deal Pipeline ~$250M Future Opportunity ~$500M Long-term Targeted Investment ~$1B Pro forma ~20%+ ROI’s over time 4 Owned Distribution Strategy F&G 2023 Investor Day 55

F&G Positioned As A Distribution Consolidator Life Network Marketing IMO Traditional Annuity IMO “B2B” Annuity IMO Life Brokerage IMO • Our deep distribution relationships and long-term focus provide an opportunity for us to bring value to our network in ways private equity backed acquirers cannot • Opportunity to leverage our product-manufacturing capability to address gaps in offerings for independent (vs. captive) distribution • F&G provides IMO with scale and operating synergies • Can utilize IMO data to improve product and marketing for existing business • IMO’s provide F&G with fintech capabilities and best-in- class wholesaler models • Equity stake transaction arms IMO with capital to grow their business through M&A (rollups) F&G has operating advantages in owned distribution … which plays to key experience and expertise within the F&G management team which, in turn, helps the IMO’s to accelerate their growth 4 Owned Distribution Strategy F&G 2023 Investor Day 56

520 296 471 2021 2022 LTM 2Q23 2024E+ We See Owned Distribution Strategy Uplift1 F&G 2023 Investor Day 57 Owned distribution generates a dividend stream from our ownership stakes, providing for higher margins at a lower marginal cost of capital, which is expected to be accretive to ROE and drive multiple re-rating over time … in addition to asset growth and the potential for core margin expansion Adjusted Net Earnings ex significant items ($M) Owned distribution margin expansion Retained asset growth Core margin expansion 1Metrics refer to adjusted net earnings ex significant items, return on assets ex significant items and adjusted return on equity ex AOCI and ex significant items 4 Owned Distribution Strategy Illustrative Bps (Near term to medium term range) Adjusted ROA Adjusted ROE Owned distribution margin expansion 8 bps to 15 bps 60 bps to 100 bps Core margin expansion 15 bps to 30 bps 200 bps to 300 bps In addition to recognition of margin expansion, there is potential for improvement to market multiple for the core business and owned distribution multiple re-rating

4 Owned Distribution Strategy

Precedent for Multiple Re-Rating Strategies


Business Mix
F&G[1]
PRT/ FABN 12%
Life 5%
FAs 83%
U.S. Life Industry[2,3]
FAs 6%
Life 10%
International/ Others 26%
Disab./ Supp. 15%
Asset Mgmt. 24%
VAs 19%
AMP[4]
Retirement & Protection Solutions 21%
Asset Mgmt. 22%
Advice & Wealth Mgmt. 57%
PRI[5]
NII & Other 6%
Fee/ Commissions 35%
59% Premiums
P/E (2024E)
5.7x
FG
5.8x
AEL[6]
3.0x
Annuity Peers
7.6x
Diversified Peers
9.9x
AMP
11.6x
PRI
P/B (ex. AOCI)
0.70x
FG
0.64x
AEL[6]
0.40x
Annuity Peers
0.98x
Diversified Peers
5.60x
AMP
3.36x
PRI

- "Capital light" insurers have consistently traded at premium valuations
  - For example, AMP and PRI, which have meaningful distribution &/or asset management operations, trade at P/E multiples that are 2.3x and 4.0x higher than their diversified peers, respectively
- While F&G trades above other annuity players (primarily variable annuity (VA) businesses), it trades at a meaningful discount to capital light peers

Source: Prepared by Barclays based on Company financials. Peer market data as of 7/6/2023
Note: Annuity peers include EQH, LNC, BHF and JXN. Diversified peers include MET, AFL, PRU, PFG, CRBG, GL, RGA, UNM, VOYA and CNO
[1]Based on 1Q23 GAAP Net Reserves
[2]Based on Morgan Stanley Research and 2023E earnings estimates
[3]U.S Life Industry includes AEL, AFL, BHF, CNO, CRBG, EQH, GL, JXN, LNC, MET, PFG, PRU, RGA, UNM and VOYA
[4]Based on 2022 pre-tax adjusted operating earnings
[5]Based on 2022 revenue
[6]Represents unaffected multiples from 6/23/2023, prior to Brookfield takeover bid announcement

F&G 2023 Investor Day
58

Price / Book (ex. AOCI) Case Study: Primerica Capital Light Model • Ahead of its IPO in November 2009, Primerica entered into several reinsurance agreements with Citi, and reduced 80 to 90% of Primerica’s mortality risk • In addition, it entered into third party reinsurance arrangements to reinsure future new business • Resulted in predictable earnings that were less sensitive to equity markets and interest rates compared to peers • The stock IPO’d at higher multiples compared to peers reinforcing attractiveness of the new capital light business • In addition, it continued to outperform the peer set one month after the IPO At IPO (based on closing price) 1-Month Post IPO Source: Prepared by Barclays based on Factset and SNL. Note: Life & Annuity Peers index includes LNC, AEL, MET, PRU, PFG, GL, RGA, UNM, HIG and CNO 1FY+1 estimates are for 2010E Price / FY + 1 EPS1 1.17x 0.92x PRI Life & Annuity Peers 10.6x 9.4x PRI Life & Annuity Peers 27% Premium 13% Premium Price Performance Price / Book (ex. AOCI) Price / FY + 1 EPS1 20.7% (1.1%) PRI Life & Annuity Peers 1.41x 0.91x PRI Life & Annuity Peers 55% Premium 12.8x 9.3x PRI Life & Annuity Peers 37% Premium 4 Owned Distribution Strategy F&G 2023 Investor Day 59

4 Owned Distribution Strategy

Case Study: VOYA Capital Light Model

Earnings Mix Shift


2016
Health Solutions 11%
Individual Life 5%
Annuities 29%
Wealth Solutions 40%
Investment Mgt. 15%
2022
Health Solutions 25%
Investment Mgt. 14%
Wealth Solutions 61%
Capital light
More Capital-Intensive
Most Capital-Intensive

75% fee-based, capital light earnings in 2022 vs. 55% in 2016

Return on Average Equity[1]


Legacy Balance Sheet Heavy[2]
Transition to Capital Light[2]
Capital Light
3.5%
2.9%
7.1%
5.6%
4.0%
10.0%
10.6%
13.9%
2015
2016
2017
2018
2019
2020
2021
2022

Average Price to Book (ex AOCI)


Legacy Balance Sheet Heavy[2]
Transition to Capital Light[2]
Capital Light
1.31x
0.65x
1.24x
1.08x
1.03x
1.33x
2015 - 2017
2018 - 2019
2020 - 2022
Voya
Life

- VOYA has taken steps to reduce its exposure to interest rates and mortality risk, and improved its return on capital and free cash flow generation through exiting lower returning businesses
- VOYA's transformation to a capital light model has been recognized and rewarded by the market

Source: Prepared by Barclays based on VOYA company materials, FactSet and SNL Financial. Note: Life Index includes MET, PRU, AFL, GL, RGA, UNM, CNO and PFG

[1]Return on average equity calculated as after-tax adjusted operating earnings divided by average total equity

[2]Voya announced the sale of its closed block variable annuity and individual life books on 12/20/2017 and 12/17/2019 respectively

F&G 2023 Investor Day 60

Key Takeaways: Owned Distribution Industry consolidation of independent agent distribution is underway F&G is uniquely positioned to partner as a distribution consolidator Generates a capital light, diversifying source of fee-based earnings for F&G As our owned distribution scales, potential for higher multiple recognition for F&G 4 Owned Distribution Strategy F&G 2023 Investor Day 61

Q&A Session #1 F&G 2023 Investor Day 62

SECTION 5. Investments F&G 2023 Investor Day 63

Key Messages: Investments We have a differentiated asset management model Our liability profile and risk appetite drives our investment strategy Our strategic partnership with Blackstone is a competitive advantage 5 Investments Overview Our portfolio is well positioned to withstand potential macroeconomic headwinds F&G 2023 Investor Day 64

Investments Key Highlights We have a differentiated asset management model • F&G sets investment strategy & risk limits • F&G investment committee reviews & approves all strategic investment decisions • Blackstone is responsible for idea generation and security selection • Flexibility to use other partners through our reinsurance platform over time Our liability profile and risk appetite drives our investment strategy • Assets are well-matched to our stable and predictable liability profile with strong surrender charge protection • Illiquidity, complexity & origination premiums provide enhanced yields without added credit risk Our long-term partnership with Blackstone is a competitive advantage • Blackstone serves as our strategic asset manager and expands our investment universe to new asset classes • Blackstone’s origination capabilities provide incremental spread; impactful for F&G given our balance sheet scale • Preserves the ability to manage the portfolio regardless of rate/spread environment ✓ Our investment portfolio continues to perform well, as expected ✓ Modest average credit-related impairments of 5 bps over the last 3 years (2020 – 2022), below our pricing assumption ✓ We are a valuation-sensitive and opportunistic buyer ✓ Our portfolio is well-positioned to weather severe economic environments, such as the Global Financial Crisis High Quality and Well Diversified Portfolio Our Strategic Partnership with Blackstone 5 Investments Overview Our Differentiated Investment Approach Our Liabilities Drive Investment Strategy F&G 2023 Investor Day 65

Our Differentiated Investment Approach F&G Blackstone Strategy & Risk Idea Generation & Security Selection Investment Portfolio • Clear & Robust Governance • F&G’s Chief Investment & Risk Offices set strategic asset allocation and risk limits • New investment asset classes undergo an internal risk assessment process to ensure suitability for our insurance company balance sheet • All major decisions need to be reviewed & approved by the F&G Investment Committee • Blackstone is solely our asset management partner; not our owner, nor involved in governance of the insurance company • Blackstone is responsible for idea generation and security selection How We Manage The Investment Portfolio 5 Investments Overview F&G 2023 Investor Day 66

Liabilities & Risk Appetite Drives Investments Asset allocation decisions for the investment portfolio begin with a deep understanding of our liability profile, resulting in a well matched asset / liability profile Liabilities • Short, intermediate & long duration liabilities • “Sticky” & predictable liabilities • Annual rate renewal provides pricing flexibility • Varying cash flow profiles tailored to liabilities Assets • Asset duration managed within one year of liability duration • Opportunity to add illiquidity premium, when attractive • Flexibility to add floating rate assets and provide upside in rising rate & inflationary environments; also, our floating rate assets have LIBOR floors • Access to private asset classes allows some cash flow profile to better match 5 Investments Overview F&G 2023 Investor Day 67

Our Fully Developed Asset Class Toolkit Before Blackstone Partnership • 6 asset classes • Access mostly limited to public markets • Heavy reliance on credit risk premium for spread • Lower portfolio credit quality After Blackstone Partnership • 14 asset classes • Access to both public and private markets • Diversified exposure to new & differentiated risk premiums, with enhanced spread • Higher portfolio credit quality Corps Munis EMD Prefs & hybrids Structured Credit CMLs Traditional Private Placements RMLs Speciality Finance Consumer & Asset Backed … Direct Corporate Lending Infrastructure Debt Triple Net Lease Aviation Debt Private Corps Munis EMDPrefs & hybrids CMLs Traditional Private Placements Private Illustrative Toolkit: 8 New Asset Classes Public Public NAIC 1.6¹ NAIC 1.4² 5 Investments Overview 1NAIC of fixed income portfolio as of 12/31/2016 2NAIC of fixed income portfolio as of 6/30/2023 F&G 2023 Investor Day 68

What’s Different About F&G and Blackstone Since inception in 2017, our relationship with Blackstone is strong as ever and characterized by mutual respect; Blackstone demonstrated its long-term commitment to F&G with new efficient asset management cost structure 5 Investments Overview • Blackstone provides holistic asset management and relative value recommendations across the full portfolio • We have strong relationships, connectivity across our organizations and operational readiness, reducing time to implement new ideas • F&G receives the full benefit of Blackstone’s $1 Trillion ecosystem, along with high touch customer service • F&G benefits from higher deal flow • Fully outsourced model eliminates bias, and does not influence asset allocation decisions F&G 2023 Investor Day 69 • Blackstone serves as the advisor to ~90% of F&G's general account assets • F&G was Blackstone's first substantive insurance client and close collaboration on investment innovation has continued • F&G is one of Blackstone's largest clients • Blackstone’s insurance consortium has increased its insurance capital availability • F&G has fully outsourced asset management model vs. hybrid model (partial internal / external)

We Benefit From Blackstone’s Capabilities Credit A Leading Corporate Credit Investment Platform • One of the world’s largest CLO managers with a proven track record; highly integrated CLO and credit teams Highly Experienced Team • 289 investment professionals integrated within 490 total Blackstone Credit professionals Real Estate A Leading Global Real Estate Business • One of the largest global real estate businesses in the world with $333B in AUM Vast Global Expertise • 181 Real Estate Debt professionals globally integrated within 889 total Real Estate professionals globally Asset-Based Finance Proprietarily Sourced Assets Through Blackstone Ecosystem • Excess spread to equivalently rated corporates Team with Insurance Investment Expertise • Understands assets within the context of insurance general accounts Blackstone leverages its network of portfolio companies to originate private debt, and glean firsthand industry trends & insights1 5 Investments Overview Data as of 6/30/2023 ¹Includes companies in which Blackstone owns >10% or has at least one board seat F&G 2023 Investor Day 70

Our Origination Premiums Enhance Yield Our direct origination platform provides additional spread, while limiting additional credit risk, as compared to the broadly syndicated market • Borrowers & originators value certainty of execution & ability to customize terms of debt, resulting in higher yields and current income to the investor • Most directly originated asset classes have been in existence for a long time within the bank channel and have a long performance history over multiple market cycles, providing observable data for thorough underwriting • Directly originated assets allow for customization • Careful selection of sectors, issuers and borrower profiles • Higher structural protection provides better performance vs. public market assets • We can pivot quickly between public and private new originations as market conditions change, enabling us to maintain competitive positioning in all market environments Spread (bps) 0 50 100 150 200 250 300 350 400 450 500 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 AAA Corporate Index AA Corporate Index A Corporate Index BBB Corporate Index AAA Originations AA Originations A Originations BBB Originations Structured Private Origination vs. Comparable Duration & Quality Corporates 5 Investments Overview F&G 2023 Investor Day 71

High Quality & Well Diversified Portfolio Investment Portfolio by Asset Class1 Investment Portfolio by NAIC Designation1 1GAAP Fair Values as of 6/30/2023 (net of funds withheld reinsurance (FWH)) 2Other consists of ICOLI, FHLB stock, LIHTC, Real Estate Owned (REO) properties, options, swaps and common stocks 29% Corporates 24% Structured Securities 14% Private Origination 11% Mortgage Loans 6% Alts/Equity 4% Municipal 3% Prf/Hybrid 3% EMD 3% Other ² 2% Cash 1% Gov't & Treasury $42B 59% NAIC 1 27% NAIC 2 3% NAIC 3 1% NAIC 4, 5 & 6 6% LP 2% Other ² 2% Cash $42B 72 Portfolio conservatively positioned for macro environment uncertainty and well matched to liability profile • Fixed income is 95% investment grade • Modest average credit-related impairments of 5 bps over the last 3 years (2020 – 2022), below pricing assumption CMBS/CML portfolios are high quality, with moderate leverage and diversified across property types • CMBS, CMLs and Alternative LPs comprise 20% of total portfolio, with only 2.5% in office 5 Investments Overview F&G 2023 Investor Day

Structured Credit Portfolio1,2 56% Residential 21% Multifamily 10% Industrial 7% Office 2% Retail 2% Student Housing 2% Other ³ Our Investment Portfolio Key Attributes Investment Rationale • Core fixed income: Focus remains high grade public and private securities with strong risk adjusted returns • Structured credit: Provides access to well diversified, high- quality assets across CLOs, CMBS and ABS • Mortgage loans: Superior loss-adjusted performance relative to similar rated corporates • Direct Origination: Diversified private credit exposure to a wide spectrum of underlying collateral Fixed Income1,2 (ex. Structured, Mortgage Loan & Private Origination) Private Origination Portfolio1,2 1GAAP Fair Values as of 6/30/2023 (net of reinsurance FWH) 2Excludes $4B of alternatives/equity, FHLB, call options and cash 3Other consists of data center, mixed use and hotel properties 74% Corporates 9% Municipal 8% Prf/Hybrid 7% EMD 2% Gov't & Treasury $17B 39% CLOs 34% CMBS 14% ABS 12% Non Agency RMBS 1% Agency RMBS $10B Mortgage Loans1,2 $5B 46% Corporate Lending 27% Private Specialty Finance 24% Asset Backed & Consumer Loans 3% Triple Net Lease $6B 73 5 Investments Overview F&G 2023 Investor Day

5 Investments Overview

Why CLOs Are A Better Investment

F&G has higher CLO % allocation vs. Peers' higher CML %

- CLOs have diversified risk, liquidity, structural protection and self-correcting mechanism vs. illiquidity & idiosyncratic risk of Office CRE
  - Spreads wider for CLO BBB at 390 bps vs. CML CM2 at 225 bps for comparable capital requirements[2]
  - F&G NAIC 2 and below CLOs have experienced minimal average impairments of 2 bps over the past 3.5 years[3]
- U.S. office property risks
  - Vacancy and availability rates in office are nearly at the Great Financial Crisis (GFC) highs with the gap increasing[4]
  - Office loan delinquencies are expected to double from 1.8% to 3.5%-4.0% at YE2023[5]
  - National office YoY rent growth is (5%) in real terms[4]
- F&G has lower CML office exposure & generally higher quality


CLO % of Total Portfolio[1]
CML % of Total Portfolio[1]
12%
6%
4%
1%
1%
<1%
5%
15%
2%
4%
0%
1%
Total CLO
NAIC 2
NAIC 3
Total CML
CM2
CM3
F&G
Peer Avg


CML Office % of Total Portfolio[1]
1%
3%
3%
7%
Office Exposure of Total Portfolio
LTV > 70% of Total Office
F&G
Peer Avg

[1]F&G as of 12/31/2022. JPM Peer study (YE 2022). Peers consist of NYL, MET, CRBG, PRU, Athene, KKR, LNC, PFG, BHF, Protective, AEL, Symetra, VOYA, SBL, RGA, Delaware, GL and FBFS
[2]Indicative Yields as of 9/8/2023. [3]As of 2Q23. [4]JPM Research. [5]Fitch Ratings "U.S Office CRE Performance to Worsen Amid Rising Market Pressures", 7/12/2023

F&G 2023 Investor Day 74

5 Investments Overview

We Are Valuation Sensitive And Opportunistic

F&G was early to allocate to CLOs and reduced exposure as spreads tightened, while peers continued to add exposure


CLO A Spreads
CLO BBB Spreads
Blackstone begins to manage F&G investments
F&G capitalized on the spread widening during the market dislocation into year-end
Allocation fell as spreads were stable / grind tighter
Opportunistically increased exposure during the COVID driven spread widening
Reduced allocation as spreads tightened
Allocation held flat as spreads stabilized
373
258
260
174
384
257
322
229
351
235
319
207
514
348
YE2016
YE2017
YE2018
YE2019
YE2020
YE2021
YE2022
Allocation YoY Change
Allocation YoY Change
Allocation YoY Change
Allocation YoY Change
Allocation YoY Change
F&G
Peer Avg¹
Total Peer Group¹

Life insurance peers have steadily increased CLO exposure over time regardless of spread environment

Note: As of 12/31/2022. Past performance is not necessarily indicative of future results. There is no assurance that any Blackstone fund or investment will achieve its objectives or avoid substantial losses
[1]Peer data based on insurance statutory filings. F&G holdings as of 12/31/2022. Source: SNL. CLO A and BBB spreads based on JPM Post-crisis Unhedged A and BBB CLOIE Index. Primary Peers consist of Athene, American Equity Life, Global Atlantic, and Guggenheim. Secondary Peers consist of AIG, Allianz, Brighthouse, John Hancock, Jackson National, Lincoln, MetLife, Prudential, Sammons, Symetra, Transamerica, and Voya. Peer group selected by Blackstone Insurance Solutions Portfolio Management analysis based on structural similarity to F&G

F&G 2023 Investor Day 75

U.S. CLO Impairment Frontier CLO debt is well insulated from higher defaults and lower recovery rates • BBB CLOs can withstand an annualized default of 9.6% (that would have to occur every year) assuming a 64.3% average long- term loan recovery rate U.S. CLO Impairment Frontier (First-loss scenarios among CLO tranches) Note: Reflects Blackstone Credit’s views and beliefs as of 6/30/2023. Source: U.S. J.P. Morgan as of 6/30/2023 for average recovery rate and annual loan default rate; CLO impairment frontiers generated from Intex model and include key assumptions as follows: Interest rates based on current Intex curve, annual prepayment rate of 20%, Recovery lag = 12 months, CLO redeemed at AAA payoff date in standard CLO run, reinvestment price = 99.75, reinvestment rate = 3 month Libor + 325bps, no reinvestment post Reinvestment Period. Please note: the historical data point shown is calculated using annual default and recovery rates from J.P. Morgan Leveraged Loan Index and represents the average default rates and weighted average recovery rates from 1998-2023 for the long-term average time period. Average recovery rate is representative of first-lien loans as of 6/30/2023 76 5 Investments Overview F&G 2023 Investor Day

Demonstrated Lower Relative Risk For CLOs CLOs have a different risk profile and economic outcomes than holding the underlying loans directly 1Source: Citi Research, US CLOs, 7/7/2022 2Source: Standard & Poor’s, 1981-2022 for Corporate default rates. Moody’s, 1993-2022 for US CLO impairment rates 3Source: CLO impairment – Moody’s Investor Service, Leveraged Loan – JP Morgan research Structural Protection • Diversification • Rating agency requirement to diversify across industry sectors and issuers • Self-correcting mechanism • Over-collateralization (OC) • Interest Coverage (IC) • Weighted Average Spread (WAS) • Weighted Average Rating Factor (WARF) • Active management • 30 bps default rate reduction due to de- risking actions prior to default1 Lower Historical Loss vs. Corporates & Other Structured Broader Economic Impact • Increase SME’s funding cost • Diminishing investor demand could lead to higher CLO funding cost and less CLO origination • CLOs support 70% of the primary HY loan issuance1 • Increase in RBC capital cost on insurers ultimately inures to insurance buying public • Lower default rate vs. corporate credit2 • Lower loss rate vs. structured peers3 0% 5% 10% 15% 20% 25% AAA AA A BBB BB B Corp - 7 yr Avg Cumulative Default Rates US CLO - 7yr Avg Culmulatve Impairment Rates 0% 5% 10% 15% Dec-98 Dec-03 Dec-08 Dec-13 Dec-18 CLO Impairment Rate Leveraged Loan Default 5 Investments Overview F&G 2023 Investor Day 77

5 Investments Overview

Private Credit: Specialty Finance

Asset Class Description: Investments in narrowly syndicated, agented, bilaterally sourced assets backed by a wide variety of collateral

Why We Like It:

- ✓ Unique credit opportunities with high quality spreads to comparable corporates
- ✓ Borrowers value certainty of execution vs. the bank channel resulting in higher yields and current income to the investor
- ✓ Ability to customize structure and terms to enhance credit protection
- ✓ Exposure across diverse sectors as illustrated below

Market Value
$2.3B

Illustrative Opportunity Set

	Transportation	Infra and Equip	Intellect Prop	Consumer	Real Estate	Corporate Lending
Description	• Aircraft • Rail Cars • Shipping Containers	• Energy/Midstream • Equipment Leases/Loans • Telecommunication • Utilities	• Drug Royalties • Franchise Agreements • Royalties and Licensing • Whole Business	• Auto Leases/Loans • Consumer Loans • Credit Cards • Small Business Loans • Student Loans	• Commercial Mortgages • Farm Leases • Property-Assessed Clean Energy • Single Family Rental • Triple Net Leases	• Bespoke IG Corporates • Lender Finance • Leveraged Loans • NAV Lending • Surplus Notes • Trade Receivables

Note: As of 6/30/2023

F&G 2023 Investor Day 78

Private Credit: Asset Backed & Consumer Loans Asset Class Description: Primarily consumer and asset backed whole loans across different segments Why We Like It: ✓ Risk premium from proprietary deal sourcing and operational complexity ✓ Originators value certainty of execution vs. securitization market resulting in higher yields and current income to the investor ✓ Attractive prices on forward flow agreements with large sophisticated counter-parties ✓ Provides flexibility to focus on high conviction sectors, and more control of collateral parameters and terms of debt ✓ Uncrowded space with limited institutional competition relative to other private strategies Market Value $1.7B Auto Loans Solar / Renewable Loans Consumer Loans Equipment Loans Illustrative Opportunity Set 5 Investments Overview Note: As of 6/30/2023 F&G 2023 Investor Day 79

5 Investments Overview

Private Credit: Corporate Lending

Asset Class Description: Directly originated senior secured loans to private U.S. companies; borrowers are primarily larger performing U.S. middle market companies

Market Value
$3.2B

Why We Like It:

- ✓ Superior documentation and structure; covenants give lenders favorable protection, and flexibility to negotiate more equity subordination with attractive LTV levels (50-55%)
- ✓ More attractive overall economic package: deal fees, call protection & higher pricing
- ✓ Better access to management for due diligence and monitoring
- ✓ Often structured with lower leverage
- ✓ Blackstone has robust sourcing capability with deep sponsor and corporate relationships leading to strong originations

Returns


7.1%
5.5%
4.8%
Private Credit (LSDI) [1]
High Yield [2]
Senior Loans [3]

Loss Rate


High Yield [4]
Senior Loans [4]
BXC's MML[5]
-1.8%
-1.0%
-0.2%

Data as of 6/30/2023. [1]LSDI Index since inception 2014. [2]Morningstar US HY since inception 1997. [3]Morningstar LSTA Index since inception 1997. [4]JPM Monitor since inception 1998. [5]Blackstone Credit since inception 1998

F&G 2023 Investor Day 80

5 Investments Overview

Private Credit: Underwriting & Risk Mgmt

Blackstone originated private deals executed to date have performed better vs. underwriting assumptions

- Outperformed returns vs comparable benchmarks
- Rating history demonstrates robust underwriting[1]
  - Corporate lending: Upgrade/Downgrade on underlying collateral is 1.67x
  - Asset backed finance: Upgrade/Downgrade of 4.6x
- Blackstone's underwriting is conservative
  - Develops own assumptions based on experience & intelligence across its businesses vs. relying on forecasts provided by the borrower / originator
  - Deals typically underwritten to assumptions that are more conservative than forecasts provided by the borrower / originator, as well as historical performance
  - Downside / Stress scenarios replicate credit conditions seen during the GFC
  - Pricing typically set at a level so that deals / portfolio, recover principal with moderate spread give-up

DL: Loss Rate[2]


BXC MML Strategy
Senior Loans
-0.20%
-1.00%

CNL: Asset-Backed & Consumer Deals[3]


Current CNL
Expected CNL at underwriting 3.61%
2.29%

Scenario Analysis: Asset-Backed & Consumer Deal

	Scenarios	Base Case	Downside Case	Upside Case
Inputs	Prepayment Base, Stress and Upside	1.00x / 6.16%	0.75x / 4.60%	1.25x / 7.71%
Inputs	Default Base, Stress and Upside	1.00x / 0.88%	1.25x / 1.09%	0.75x / 0.66%
Outputs	Cumulative Net Loss (%)	7.45%	9.43%	5.69%
Outputs	Collateral Remaining WAL (years)	6.93	7.49	6.45
Outputs	Estimated Yield / Spread[4]	4.55% / +404	4.19% / +368	4.91% / +440

[1]Corporate lending: based on funded par. Asset backed finance (ABF): Specialty finance, asset backed and consumer loans from 2022 to 9/2023; includes restructures/rebalances and in some instances includes multiple rounds of upgrades
[2]Source: JPM default monitor as of 6/30/2023. [3]As of 6/30/2023; covers the 5 largest consumer ABS deals. [4]Net of ABS structure fees

.F&G 2023 Investor Day 81

Diversification Benefits from Alternative LPs3 2.8% 3.0% 3.1% 2.7% 2.8% 2.8% 2.9% 2.9% 3.0% 3.0% 3.1% 3.1% 3.2% 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10%C a p it a l A d ju s te d N e t Y ie ld % Alternatives Portfolio Spotlight: Alternatives LPs ¹Includes Blackstone and Non-Blackstone Funds ²Equal weighted average across 22 Blackstone and non-Blackstone managed prior vintage funds; includes only funds with DPI’s greater than 1.0x ³Analysis based on primary operating subsidiary inforce portfolio as of 12/31/2022 4Source: Blackstone Our alternatives portfolio has demonstrated robust returns • Alternative LPs portfolio has returned 14% over 2019-20221 • Inception-to-date, realized IRRs on mature funds of prior vintages have averaged 20%2 • Since inception, the portfolio has returned nearly half of the capital called, with the outstanding NAV having a total value to paid in ratio (TVPI) of 1.3x • Valuations have been conservative as demonstrated through exit prices • Since 2013, the exit prices of Blackstone's flagship private equity fund (BCP) has been at a 33% premium vs. valuations4 • Since 2011, the exit prices of Blackstone's flagship real estate equity fund (BREP) has been at a 5% premium vs. valuations4 • Alternative LPs provide portfolio diversification which lowers capital requirements of the overall investment portfolio • F&G’s long-term target is 5% of the portfolio in Alternative LPs; within the optimal capital allocation range 9.5% 5.4% 31.0% 3.7% 1.7% FY 2019 FY 2020 FY 2021 FY 2022 1H 2023 Historical Performance Historical Avg = 14% 5 Investments Overview F&G 2023 Investor Day 82

Portfolio Spotlight: Alternatives Vintage Geographic RegionSector Note: Reflects NAV as of 6/30/2023; includes Blackstone and Non-Blackstone NAV 1As of 6/30/2023 • Commitments to Blackstone and non-Blackstone alternatives total $4.4B • Funded ~$2.6B or ~6% of total investment portfolio • The portfolio is well diversified by underlying asset type, vintage year and geography 4% 2015 1% 2016 7% 2017 24% 2018 33% 2019 8% 2020 20% 2021 2% 2022 <1%2023 $2.6B 79% Americas 15% Europe 5% Asia & Pacific 1% Middle East & Africa $2.6B Alternatives Summary ($B)1 Commitments $4.4 Unfunded commitments $2.1 Invested capital $2.3 Total Alternatives NAV $2.6 Number of funds 45 58% Private Equity 26% Real Asset 16% Credit $2.6B 5 Investments Overview F&G 2023 Investor Day 83

Portfolio Spotlight: Commercial Real Estate Note: Fair value as of 6/30/2023 1Single Asset Single Borrower (SASB) 5 Investments Overview • High quality commercial real estate (CRE) debt portfolio with diversified exposure across various properties and states • Only 1.3% of loans in the commercial mortgage loan (CML) portfolio have debt service coverage ratio (DSCR) <1x • Muted rent rollover risk in CML portfolio; rent rolling in the next 24 months = 19% by square footage and 17% by rent • Only 3% of loans mature in the next 24 months • Manageable office segment exposure • Office loans have high DSCR (> 2.5x), high occupancy (~89%) and low origination loan-to-values (55% weighted average LTV) • 14% of the Office CML portfolio leases are rolling in < 24 months; 11% of loans mature in the next 24 months • F&G holds only 1 Office SASB1 position totaling ~$6M, where top 5 tenants have weighted average lease term (WALT) <24 months Asset Class 53% CMBS 33% CML 4% TNL 10% Real Estate LP CMBS/CML by Property Type 41% Multifamily 18% Office 13% Industrial 8% Retail 9% Hotel 11% Other CML by State 24% CA 12% FL 6% NY 6% TX 5% NJ 47% Other $6.4B $5.5B $2.1B F&G 2023 Investor Day 84

We Have Proactively “De-Risked” Portfolio 2020 COVID Pandemic • $480M sold, comprising mostly below investment grade bonds 2021 Inflation fears • $306M sold, comprising corporate high yield and CMBS bonds 2022 January 2023 Average portfolio quality of fixed income portfolio improved from 1.6 to 1.4 NAIC1 Reduction in Office Properties • $168M sold during the first phase of de-risking CMBS office properties March 2023 Oncoming Recession • $150M sold of $422M broader program mainly comprising CMBS office property, HY corporates and Preferreds ¹As of 6/30/2023; excludes commercial, residential mortgages and alternatives limited partnerships Total Assets Sold Since 2020: ~$1.6B¹ April 2023 & Forward 5 Investments Overview Recession Fears • $484M sold, comprising of Corporates, CLOs, CMBS and Preferreds Banking Crisis • $62M sold of regional bank exposure F&G 2023 Investor Day 85

Stress Testing Scenarios and Methodology Investment Portfolio Stress Testing • Recession and Stagflation scenarios are modeled by F&G and Blackstone investments and risk teams • Moderate Recession: Based on characteristics from recessions in 1990/1991 (1st Gulf War), 2001 (dot-com and 9/11) and 2020 (COVID-19) • Severe Recession: Based on characteristics from the Great Recession (2007-2009) • Stagflation: Introduced to provide perspective to risks potentially emerging from current macroeconomic trends • Methodology: Used cumulative historical credit migration, defaults and recoveries assuming instantaneous shock with no management actions • Top-down losses and credit migration applied to corporates, muni’s, preferred stock and alternatives • Bottom up, collateral level loss modeling for CLO’s, CMBS and RMBS; applied Global Financial Crisis (GFC) collateral level constant default rates (CDRs) and severity to post-GFC (2.0/3.0) structures which feature higher levels of subordination and tighter collateral eligibility requirements 5 Investments Overview F&G 2023 Investor Day 86

5 Investments Overview

Stress Test: Results & No Management Actions

Stress Test Scenario Results by Asset Class

Before Stress Test, excess capital at 350% RBC is > $500M

	4Q22 Portfolio Allocation	Moderate Recession		Severe Recession		Stagflation	
		Stat Loss ($M)	Loss % per Asset Class	Stat Loss ($M)	Loss % per Asset Class	Stat Loss ($M)	Loss % per Asset Class
Corporates & Municipals (OTTI)	40%	(51)	-0.3%	(102)	-0.6%	(51)	-0.3%
Structured Assets (CLO/ABS) (OTTI)	29%	(29)	-0.3%	(39)	-0.3%	(29)	-0.3%
Commercial Mortgages (CML/CMBS) (OTTI)	14%	(18)	-0.3%	(42)	-0.8%	(18)	-0.3%
Residential Mortgages (RML/RMBS) (OTTI)	9%	(16)	-0.4%	(32)	-0.9%	(16)	-0.4%
Subtotal Fixed Income[1]	92%	(114)	-0.3%	(215)	-0.6%	(114)	-0.3%
Alternative MTM	6%	(352)	-14.7%	(573)	-23.9%	(447)	-18.6%
Preferred Stock MTM	2%	(54)	-7.1%	(110)	-14.6%	(54)	-7.1%
Subtotal Equity	8%	(406)	-12.9%	(684)	-21.6%	(501)	-15.9%
Total		(520)	-1.3%	(899)	-2.3%	(615)	-1.5%
Incremental Required Capital Impacts (Credit Drift @350)		39	0.1%	(16)	0.0%	63	0.2%
Total Impact on Excess Capital		(481)	-1.2%	(914)	-2.3%	(552)	-1.4%

[1]Reflects fixed income other than temporary impairment (OTTI)

- Impact of default losses & credit drift are mitigated by reduced required capital from lower alternative asset market value and improved covariance benefit
- Mark-to-market (MTM) impact on alternatives is unrealized and would be expected to recover over time, consistent with historical and recent experience
- The stress scenarios assume an instantaneous shock on 12/31/2022 investment portfolio, with no additional earnings on the underlying inforce block

F&G 2023 Investor Day 87

5 Investments Overview

Stress Test: Management Actions To Mitigate Impact

Capital Position Before & After Stress & Management Actions ($M)


Moderate Stress Impact on Excess Capital
540
(481)
59
Exc Cap 12/31/22
Stress Impact
Exc Cap After Stress
Severe Stress Impact on Excess Capital
540
(914)
374[1]
0
Exc Cap 12/31/22
Stress Impact
Mgmt Levers Used
Exc Cap After Levers
Stagflation Impact on Excess Capital
540
(554)
14[1]
0
Exc Cap 12/31/22
Stress Impact
Mgmt Levers Used
Exc Cap After Levers
Increase
Decrease
Total Excess Capital

Base modeling assumed no management actions; however active portfolio management affords many opportunities to mitigate loss and credit drift impact

- Alts & Preferred Stock MTM losses are considered temporary (unrealized) and expect to normalize over time
- Management levers provide near term benefit of >$500M:
  - +$350M revolver capacity utilization ($150M FG + $200M FNF)
  - +$200M increased reinsurance activity, reducing retained by $3B
  - +$150M reduced new business by $1B for 1 year
- After Moderate Stress, excess capital remains at $59M; no management actions required to maintain positive excess capital
- After Severe Stress and Stagflation, $500M+ management actions are more than sufficient to return to positive excess capital

[1]Reflects utilization of a portion of the $500M+ available management levers

F&G 2023 Investor Day 88

Key Takeaways: Investments We have a differentiated asset management model Our liability profile and risk appetite drives our investment strategy Our strategic partnership with Blackstone is a competitive advantage 5 Investments Overview Our portfolio is well positioned to withstand potential macro economic headwinds F&G 2023 Investor Day 89

SECTION 6. Financial Update F&G 2023 Investor Day 90

Key Messages: Financial We have a track record of profitable growth and clear levers to enhance ROE We generate consistent returns through a variety of macroeconomic environments Our strong capitalization supports organic growth and distributable cash 6 Financial Update F&G 2023 Investor Day 91

Our Capitalization Supports Growth & Dividend F&G’s capital allocation priorities focus on deploying capital to best maximize shareholder value through both continued investment in our business and generation of distributable cash for return of capital to shareholders • F&G has flexibility to adjust retained sales level, as a “lever” to support net cash from operations with sustained asset growth • F&G’s current annual common dividend of approximately $100M is sustainable and expected to increase over time • F&G has capacity remaining under the existing $25M share repurchase authorization of $8.6M as of June 30, 2023 Redeploying Capital for Growth Reinvest in the Business – 2023 $800M Inforce Capital Generation Deployed + Reinsurance + Debt Capacity Capital and other investments to support the growth strategy and maintain adequate capital buffer Net Cash from Operations Return to Shareholders Common Dividend Payout – 2023 $100M Annual Upon board approval, common dividend with potential targeted increases over time ► Maintain efficient capital structure ► Target long-term debt-to-total capitalization excl. AOCI of approximately 25% ► Maintain solvency and capital targets in line with ratings Share Repurchase – $25M Authorized; $9M Capacity Efficient means of returning cash to shareholders when shares trade at discount to intrinsic value 92 6 Financial Update F&G 2023 Investor Day

Expanding ROA Despite Volatile Rates F&G’s primary “spread model” generates stable return on assets (ROA) despite volatility in interest rates • Adjusted ROA driven by asset growth and increasing margins from scale over time Adjusted Return on Assets vs. 10-year UST Yield 10-Year UST 6 Financial Update 86 80 84 93 118 116 2018 2019 2020 2021 2022 1H23 0 bps 20 bps 40 bps 60 bps 80 bps 100 bps 120 bps 140 bps 160 bps 180 bps 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Adjusted Return on Assets ex Significant Items (bps) F&G 2023 Investor Day 93

257 264 247 640 353 140 2018 2019 2020 2021 2022 1H23 Significant Items ANE ex Significant Items Our Proven Track Record of Profitable Growth Gross Sales ($B) Average Assets Under Management (AAUM) ($B) Adjusted Net Earnings ($M)1 3.1 3.6 4.3 6.1 8.5 5.1 3.5 2.8 1.2 3.4 3.9 4.5 9.6 11.3 6.3 2018 2019 2020 2021 2022 1H23 Institutional Markets Retail Channels Net Sales 3.4 3.9 4.5 8.7 9.0 4.4 25.6 25.6 27.3 31.9 40.1 44.9 2018 2019 2020 2021 2022 1H23 AUM 26.7 26.4 28.6 36.5 43.6 46.3 AUM before flow reinsurance 26.7 26.4 28.6 37.3 46.4 51.2 94 6 Financial Update Adj. ROA ex significant items 0.86% 0.80% 0.84% 0.93% 1.18% 1.16% +32 bps GAAP equity ex AOCI ($B) $1.4 $2.2 $2.9 $4.2 $5.2 $5.1 39% CAGR BVPS ex AOCI $6.43 $10.16 $27.40 $40.01 $41.45 $40.70 59% CAGR 1CAGR reflects 2018-2022 periods F&G 2023 Investor Day

We Have Clear Levers To Enhance ROE1 F&G 2023 Investor Day 95 10% F&G 2Q23 Adj. ROE Core Margin Expansion Owned Distribution Margin Expansion Run Rate Adj. ROE +2.0% – 3.0% +0.6% – 1.0% Immediate Near-Term Medium-Term ~13% to 14% Adjusted Return on Average Equity, excluding AOCI 1 6 Financial Update (Medium term) Margin expansion on core business • Investment margin • Operational scale benefit • Accretive flow reinsurance Improved earnings power from owned distribution 1Metric refers to adjusted return on equity ex AOCI and ex significant items. Medium term reflects approximately five year horizon

Closing Remarks F&G 2023 Investor Day 96

Key Takeaway F&G 2023 Investor Day 97 F&G presents a compelling investment opportunity because we use our competitive advantages to keep winning in large and growing markets

$28.06 +$12.00 +$10.00 +$6.00 +$8.00 +$8.00 FG Closing Price Asset Growth Core Margin Expansion Owned Distribution Margin Expansion Core Multiple Expansion Owned Distribution Multiple Re-rating Our Potential Value Creation – Illustrative F&G 2023 Investor Day 98 Immediate Near-Term Medium-Term We see potential upside from asset growth, margin expansion and multiple uplift over the medium term 1Assumes 125 million shares. Reflects FG Closing Price as of 9/29/2023. Medium term reflects approximately five year horizon “Core” business asset growth • Retail sales growth • Pension risk transfer growth “Core” margin expansion • Investment margin • Operational scale benefit • Accretive flow reinsurance (1x Multiple Uplift) Enhanced earnings power from owned distribution Improvement to market multiple on “core” business Multiple re-rating from owned distribution strategy (1x Multiple Uplift) F&G Share Price (NYSE: FG) - Illustrative Share Price at 6x Price-to-Normalized Earnings1 Owned Distribution Margin Expansion

Q&A Session #2 F&G 2023 Investor Day 99

Appendix F&G 2023 Investor Day 100

APPENDIX Appendix – Investments F&G 2023 Investor Day 101

13% High Tech 12% Healthcare & Pharmaceuticals 9% Banking, Finance, Insurance & Real Estate 7% Services: Business 5% Media: Broadcasting & Subscription 5% Hotels, Gaming & Leisure 4% Telecommunications 4% Construction & Building 4% Capital Equipment 4% Chemicals, Plastics & Rubber 33% Other $4B Structured Credit – Why We Like It Investment Rationale • Collateralized loan obligation (CLO) portfolio well diversified across industry, issuer and manager; focus on investment grade with ample par subordination • Commercial mortgage-backed securities (CMBS) focus on seasoned CMBS which allows for visibility into credit performance, built-in appreciation and contractual amortization which reduces risk exposure; target more stable property types, such as multi-family, to create a defensive portfolio • Asset Backed Securities (ABS) focus on high quality, directly originated specialty finance assets diversified by collateral type CLO Top 10 Industries2 CMBS by Property Type1 ABS Top 10 Collateral Type1 1GAAP Fair Values as of 6/30/2023 (net of reinsurance FWH) 2Par values as of 6/30/2023 (net of reinsurance FWH) 13% Royalty & Licensing 11% NAV Lending 9% Broadly Diversified 8% Home Improvement 8% Residential Solar 7% Aviation 6% Telecommunications 5% Student Loan 4% Structured Settlements 4% Manufactured Housing 25% All Other (< Top 10) $5B 102 39% Multifamily 18% Office 14% Hospitality 9% Retail 7% Industrial 7% Defeased 4% Other 1% Self-Storage 1% Life Science $3B F&G 2023 Investor Day

Portfolio Spotlight: CLO • Highly diversified portfolio with ample par subordination • Blackstone’s broad & deep understanding of the asset class, and ability to do loan level underwriting, distinguishes F&G’s portfolio from its peers F&G CLO Portfolio Composition – % Fair Value1 1Reflects Fair Value as of 6/30/2023 2Reflects the weighted average par subordination of the CLO portfolio Investment Grade Par Subordination 45% 27% 19% 14% 7% 103 6% 9% 52% 30% 3% AAA AA A BBB BB and Below Credit Quality 91% investment grade Capital Efficiency 1.44 Average NAIC rating Market Value $3.7B1 CLO portfolio Structural Protection 19% par subordination2 47 9 29 F&G 2023 Investor Day

• Portfolio of ~200 individual loans • Characteristics: • Weighted average rating • Weighted average spread • Weighted average price • Weighted average recovery rate CLO Assets CLO StructureCLO Managers • Team • Infrastructure • Track record • Investment style • Portfolio compliance history Blackstone Credit (BXC) CLO investments are based on deep, robust analysis from the asset level up • Blackstone does not rely on gross assumptions based on market and portfolio averages Our Robust CLO Investment Process Detailed analysis of loan portfolio based on credit-level view from BXC research analysts, portfolio team, and proprietary systems Complete manager assessment based on interviews, observed behavior, and analysis of trading history including handling of specific loans Review CLO documentation to understand constraints, robustness of structure, and model cash flows to determine appropriate attachment level for investment AAA Equity AA A BBB BB F&G 2023 Investor Day 104

0.7% 0.5% 0.5% 0.5% 0.5% 0.5% 0.5% 0.5% 0.4% 0.4% 0.0% 0.5% 1.0% 100% Issuer 1 Issuer 2 Issuer 3 Issuer 4 Issuer 5 Issuer 6 Issuer 7 Issuer 8 Issuer 9 Issuer 10 Other 10.5% 3.3% 2.9% 2.7% 2.5% 2.4% 2.2% 2.1% 2.1% 2.1% 0.0% 5.0% 10.0% 15.0% 70.0% Manager 1 Manager 2 Manager 3 Manager 4 Manager 5 Manager 6 Manager 7 Manager 8 Manager 9 Manager 10 Other Our CLO Portfolio: Look Through Analysis Portfolio focused on high quality CLO securities backed by highly diversified pool of loans Note: As of 6/30/2023 IndustriesCompaniesCLO Managers 97 CLO managers 1,872 Companies 25 Industries 67.1% 105 12.6% 12.4% 8.9% 7.4% 4.9% 4.8% 4.3% 4.3% 4.0% 3.7% 0.0% 5.0% 10.0% 15.0% 40.0% Industry 1 Industry 2 Industry 3 Industry 4 Industry 5 Industry 6 Industry 7 Industry 8 Industry 9 Industry 10 Other 32.7%95.0% F&G 2023 Investor Day

CLO Equity Historical Returns 1PitchBook Data, Inc. 2022 2BofA Research CLO Equity Data. Aug 2022. BofA Global Research, Intex as of 9/13/2022. CLO equity data reflect deals issued in a given year which have been redeemed. No data available for 2009 CLO equities have demonstrated better downside performance through cycles compared to venture capital funds • Of the past 17 vintages of CLO creation: • Investors in the 25th percentile would experience an IRR worse than (1%) only once, similar to private equity funds • Investors in the 25th percentile would experience an IRR greater than (1%) four times, compared to venture capital funds • CLO equity should be treated consistently with other equity products insurers regularly allocate to such as private equity funds Historical 25% Percentile IRR by CLO Vintage -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 2003 2004 2005 2006 2007 2008 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Private Equity¹ Venture Capital¹ CLO Equity² F&G 2023 Investor Day 106

Duration 3.9 years Quality 1.3 Average NAIC rating Market Value $9.3B Real estate portfolio Weighted Average Life 5.6 years Portfolio Spotlight: Real Estate Debt BREDS (Blackstone Real Estate Debt Strategies) has assembled a high-quality portfolio with diversified exposure across asset classes and properties Note: As of 6/30/2023 35% CMBS 15% RMBS 27% RML 20% CML 3% NNN $9B 107F&G 2023 Investor Day

Portfolio Spotlight: CMBS & RMBS By Asset Type By Property Type By NAIC Rating 108 12% 29% 13% 21% 7% 18% 0% 20% 40% 60% 80% 100% Q2'23 Conduit (Below A) RMBS Conduit (A or above) SASB Agency CRE CLOs 56% 13% 10% 6% 5% 5% 5% 0% 20% 40% 60% 80% 100% Q2'23Multifamily Office Hotel Retail Industrial Defeased Other 85% 9% 5% 1% 0% 20% 40% 60% 80% 100% Q2'23 1 2 3 4 5 2Q23 2Q 2Q23 Note: GAAP Fair Values as of 6/30/2023 F&G 2023 Investor Day

Portfolio Spotlight: CMBS Prudent asset selection has led to more multifamily exposure and less retail vs. Conduit CMBS market averages Portfolio Construction Comparison1 Note: As of 6/30/2023 1BAML Conduit Data as of 6/30/2023 39% 9% 14% 25% Multifamily Retail F&G Portfolio Post-Crisis Conduit CMBS Credit Quality 88% Investment grade (NRSRO) Quality 1.3 Average NAIC rating Market Value $3.4B CMBS portfolio Credit focus A- NRSRO rating 109F&G 2023 Investor Day

Portfolio Spotlight: CMLs By State By Underlying Property Type By Loan-To-Value % Investment Rationale • Our Commercial Mortgage Loan (CML) portfolio is low risk, low leveraged and well diversified • All first mortgage loans, with average loan-to-value of ~60% • 77 holdings, with average loan size of $27M • 1.3% of CML portfolio loans have a DSCR <1x Note: Par Values as of 6/30/2023 24% CA 12% FL 6% NY 6% TX 5% NJ 5% GA 4% CT 38% Other $2B 13% LTV < 50% 32% LTV 50% to 60% 54% LTV 60% to 70% 1% LTV > 70% $2B 47% Multifamily 23% Industrial 16% Office 5% Retail 4% Student Housing 3% Data Center 2% Other $2B 110F&G 2023 Investor Day

Blackstone Related Important Disclosures This document (together with any attachments, appendices, and related materials, the “Materials”) is provided for informational due diligence purposes only and is not, and may not be relied on in any manner as legal, tax, investment, accounting or other advice or as an offer to sell, or a solicitation of an offer to buy, any security or instrument in or to participate in any account, program, trading strategy with any Blackstone fund, account or other investment vehicle (each a “Client”) managed or advised by Blackstone Inc. or its affiliates (“Blackstone”), nor shall it or the fact of its distribution form the basis of, or be relied on in connection with, any contract or investment decision. None of Blackstone, its funds, nor any of their affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein should be relied upon as a promise or representation as to past or future performance of a Client or any other entity, transaction, or investment. All information is as of the date on the cover, unless otherwise indicated and may change materially in the future. Past Performance and Estimates / Targets. In considering any investment performance information contained in the Materials, please bear in mind that past or estimated performance is not necessarily indicative of future results and there can be no assurance that Blackstone or a Client will achieve comparable results, implement its investment strategy, achieve its objectives or avoid substantial losses or that any expected returns will be met. Any estimates and/or targets used herein are indicative of Blackstone’s analysis regarding outcome potentials and are not guarantees of future performance. They are presented solely to provide you with insight into the portfolio's anticipated risk and reward characteristics. They are based on Blackstone’s current view of future events and financial performance of potential investments and various estimations and “base case” assumptions (including about events that have not occurred) made at the time the estimates/targets are developed. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially from the estimates/targets. Any variations could be adverse to the actual results. Additional information regarding any estimations/targets, and relevant assumptions, is available upon request. Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof. Third-Party Information. Certain information contained in the Materials has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. Forward-Looking Statements. Certain information contained in the Materials constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward‐looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10‐K for the most recent fiscal year ended December 31 of that year and any such updated factors included in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Materials and in the filings. Blackstone undertakes no obligation to publicly update or review any forward‐looking statement, whether as a result of new information, future developments or otherwise. 111F&G 2023 Investor Day

APPENDIX Appendix – Finance F&G 2023 Investor Day 112

Non-GAAP Measure Reconciliations

	Year ended						Six months ended
	December 31, 2018	December 31, 2019	Period from January 1 to May 31, 2020	Period from June 1 to December 31, 2020	December 31, 2021	December 31, 2022	June 30, 2023
		Predecessor (As Restated)	Predecessor				
Net earnings (loss)	$13	$361	($200)	$161	$1,232	$635	($65)
Dividends on preferred stock	(29)	(31)	(8)	—	—	—	—
Net earnings (loss) from continuing operations attributable to common shareholders	($16)	$330	($208)	$161	$1,232	$635	($65)
Non-GAAP adjustments (a):							
Recognized (gains) and losses, net							
Net realized and unrealized (gains) losses on fixed maturity available-for-sale securities, equity securities and other invested assets	285	(175)	121	(176)	(56)	446	75
Change in allowance for expected credit losses	—	—	23	40	(5)	24	28
Change in fair value of reinsurance related embedded derivatives	—	72	(19)	53	(34)	(352)	2
Change in fair value of other derivatives and embedded derivatives	3	(7)	1	—	(14)	(1)	(1)
Recognized (gains) losses, net	288	(110)	126	(83)	(109)	117	104
Market related liability adjustments	(25)	31	98	147	(233)	(534)	142
Purchase price amortization	—	—	—	16	26	21	11
Transaction costs and other non-recurring items (b)	41	(1)	37	21	(430)	10	2
Income taxes on non-GAAP adjustments	(31)	14	(39)	(29)	154	104	(54)
Adjusted net earnings (loss) (a)	$257	$264	$14	$233	$640	$353	$140
Alternatives investment short-term returns versus long-term return expectations	—	—	50	—	(261)	217	88
Other significant (income) expense items	(37)	(60)	16	(84)	(83)	(99)	32
Adjusted net earnings excluding significant items	$220	$204	$80	$149	$296	$471	$260

All amounts in millions

[a]Refer to "Non-GAAP Financial Measures Definitions"

[b]For the year ended December 31, 2021, includes a one-time favorable adjustment to benefits and other changes in policy reserves resulting from an actuarial system conversion in 3Q21, which reflects modeling enhancement and other refinements of $435M

F&G 2023 Investor Day 113

Non-GAAP Measure Reconciliations

	Three months ended					
	March 31, 2022	June 30, 2022	September 30, 2022	Decembr 31, 2022	March 31, 2023	June 30, 2023
Net earnings (loss)	$239	$385	$187	($176)	($195)	$130
Non-GAAP adjustments (a):						
Recognized (gains) and losses, net						
Net realized and unrealized (gains) losses on fixed maturity available-for-sale securities, equity securities and other invested assets	105	161	70	110	48	27
Change in allowance for expected credit losses	—	7	6	11	8	20
Change in fair value of reinsurance related embedded derivatives	(122)	(141)	(94)	5	19	(17)
Change in fair value of other derivatives and embedded derivatives	—	(4)	(7)	10	(1)	—
Recognized (gains) losses, net	(17)	23	(25)	136	74	30
Market related liability adjustments	(190)	(324)	(237)	217	244	(102)
Purchase price amortization	6	5	5	5	5	6
Transaction costs and other non-recurring items	—	4	4	2	2	—
Income taxes on non-GAAP adjustments	42	62	54	(54)	(69)	15
Adjusted net earnings (loss) (a)	$80	$155	($12)	$130	$61	$79
Alternatives investment short-term returns versus long-term return expectations	(2)	30	117	72	33	55
Other significant (income) expense items	20	(72)	11	(58)	37	(5)
Adjusted net earnings excluding significant items	$98	$113	$116	$144	$131	$129

All amounts in millions
(a) Refer to “Non-GAAP Financial Measures Definitions”

F&G 2023 Investor Day 114

Non-GAAP Measures and Definitions 115 DEFINITIONS The following represents the definitions of non-GAAP measures used by F&G: Adjusted Net Earnings Adjusted net earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) to eliminate: (i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative; (ii) Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit; (iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities; (iv) Transaction costs: the impacts related to acquisition, integration and merger related items; (v) Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years. (vi) Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations. Adjusted Net Earnings per Common Share Adjusted net earnings per common share is calculated as adjusted net earnings divided by the weighted-average common shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. F&G 2023 Investor Day

Non-GAAP Measures and Definitions (cont.) 116 Adjusted Net Earnings per Diluted Share Adjusted net earnings per diluted share is calculated as adjusted net earnings divided by the weighted-average diluted shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Return on Assets Adjusted return on assets is calculated by dividing year-to-date annualized adjusted net earnings by year-to-date AAUM. Return on assets is comprised of net investment income, less cost of funds, and less expenses (including operating expenses, interest expense and income taxes) consistent with our adjusted net earnings definition and related adjustments. Cost of funds includes liability costs related to cost of crediting as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM. Adjusted Return on Average Equity excluding AOCI Adjusted return on average equity is calculated by dividing the rolling four quarters adjusted net earnings (loss), by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be a useful internally and for investors and analysts to assess the level return driven by the Company's adjusted earnings (loss). Assets Under Management (AUM) AUM uses the following components: (i) total invested assets at amortized cost, excluding derivatives, net of reinsurance qualifying for risk transfer in accordance with GAAP; (ii) related party loans and investments; (iii) accrued investment income; (iv) the net payable/receivable for the purchase/sale of investments; and (v) cash and cash equivalents excluding derivative collateral at the end of the period Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment. F&G 2023 Investor Day

Non-GAAP Measures and Definitions (cont.) 117 Average Assets Under Management (AAUM) (Quarterly and YTD) AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment. Book Value per Share excluding AOCI Book value per share excluding AOCI is calculated as total equity (or total equity excluding AOCI) divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company. Return on Average Equity excluding AOCI Return on average equity excluding AOCI is calculated by dividing the rolling four quarters net earnings (loss), by total average equity excluding AOCI. Average equity excluding AOCI for the twelve months rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Sales Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition. F&G 2023 Investor Day

Non-GAAP Measures and Definitions (cont.) 118 Total Equity excluding AOCI Total equity excluding AOCI is based on total equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on total equity. Yield on AAUM Yield on AAUM is calculated by dividing annualized net investment income by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM. Total Capitalization excluding AOCI Total Capitalization excluding AOCI is based on Total Equity and the total aggregate principal amount of debt and Total Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts to help assess the capital position of the Company. Total Debt-to-Capitalization excluding AOCI Debt-to-capital ratio excluding AOCI is computed by dividing total aggregate principal amount of debt by total capitalization (total debt plus total equity excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position. F&G 2023 Investor Day